Exhibit 10.1

Subscription Deed

A3 Ventures Fund 1 L.P.

Details

Parties	General Partner and Subscriber

General Partner	Name	A3V GP Co, a Cayman Islands exempted company as the general partner of A3 Ventures Fund 1 L.P.

	Company number	399015

	Incorporated in	Cayman Islands

	Address	CO Services Cayman Limited, P.O. Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands

	Email	[REDACTED]

	Attention	[REDACTED]

Subscriber	Name	AvePoint Ventures, LLC

	Registration/Company Number	U.S. EIN: [REDACTED]

	Registered/Incorporated in	Virginia, United States of America

	Address	901 East Byrd Street, Suite 900 Richmond, VA 23219

	Email	[REDACTED]

	Attention	[REDACTED]

Recitals	A	The Subscriber agrees to subscribe for Interests in A3 Ventures Fund 1 L.P. (the “Partnership”), on terms and conditions of this Deed.

	B	Upon the General Partner’s acceptance of the Subscriber’s subscription of Interests in the Partnership by counter-execution and delivery of this Deed to the Subscriber and with effect from the Closing Date, the General Partner will admit the Subscriber to the Partnership as a Limited Partner on the terms and conditions of this Deed.

Commitment	USD 50 million

Date of Deed	See signing page

Governing law	Cayman Islands

General terms

1	Subscription

1.1	Subscription for Interests

The Subscriber subscribes for and agrees to purchase on the Closing Date, Interests in the Partnership, an exempted limited partnership registered under the Exempted Limited Partnership Act (as amended) of the Cayman Islands, with a Commitment as set out in the Details on the terms of the Limited Partnership Agreement in the form the Subscriber has received (as amended, restated or substituted from time to time).

1.2	Subscriber acknowledgement

The Subscriber acknowledges and agrees that this subscription is irrevocable.

1.3	Subscriber agrees to be bound by the Limited Partnership Agreement

The Subscriber agrees to become a party to and to be bound by all the terms and conditions of, and comply with its obligations under, the Limited Partnership Agreement, as a Limited Partner in the Partnership and the terms of the Limited Partnership Agreement are incorporated by reference as if set out in this Deed in full.

1.4	Effect of subscription

The Subscriber acknowledges and agrees that, upon the General Partner’s acceptance of the Subscriber’s subscription and with effect from the Closing Date, the General Partner will, on behalf of itself and as attorney on behalf of each of the other Partners of the Partnership, admit the Subscriber to the Partnership, in which event, the Subscriber will be a party (as a Limited Partner) to the Limited Partnership Agreement.

1.1	Subscription for its own account

The Subscriber acquires the Interest for its own account for investment and that it has no contract, undertaking or arrangement with any person to sell, assign, transfer or grant a participation right with respect to any interest in the Interest and it has no current intention to sell, assign or otherwise transfer the Interest.

1.2	Recourse

The Subscriber acknowledges and agrees that it only has recourse to the assets of the Partnership in respect of any Claims against the Partnership as long as the Partnership has sufficient assets to satisfy such Claims except where the Claim relates to certain conduct of the General Partner for which the General Partner is liable under the Limited Partnership Agreement.

1.3	Method of distributions

Distributions to the Subscriber in respect of its Interests will be transferred or deposited into the Subscriber’s bank account, the details of which are specified in writing by the Subscriber to the General Partner from time to time.

1.4	Investor qualification statements

The Subscriber acknowledges that it must complete Schedule 5 and Schedule 6 attached hereto. Please note that natural persons and entities that are treated as natural persons for federal tax purposes (e.g., revocable trusts with a natural person grantor, disregarded entities directly owned by a natural person, etc.) are not permitted to invest directly in the Partnership.

2	Representations, warranties and undertakings

2.1	Representations and warranties

(a)	The Subscriber represents and warrants to the General Partner, that each of the statements made in:

(i)	this clause 2 and Schedule 2;

(ii)	the Subscriber’s Self-Certification Form;

(iii)	Schedule 5, if applicable; and if the Subscriber is required by the General Partner to complete any Supplement pursuant to this Deed, each such Supplement; and

(iv)	Schedule 6

is true, correct and complete on the date of this Deed and will remain so up to (and including) the Closing Date and throughout the Term.

(b)	The Subscriber represents and warrants to the General Partner that:

(i)

If the Subscriber is not a U.S. Person, then the Subscriber (i) is not subscribing for the Interests for the account or benefit of any U.S. Person, and the Interests will not at any time be held, directly or indirectly, for the account or benefit of any U.S. Person; (ii) is not subscribing for the Interests with a view to the offer, sale, or delivery, directly or indirectly of the Interests within the United States or to a U.S. Person; (iii) is not funding its Commitment with funds obtained from U.S. Persons; (iv) is subscribing for the Interests for its own account for investment purposes only; (v) has a principal address outside the United States and was located outside the United States at the time that the Interests or any other interest in the Partnership was offered to the Subscriber and at the time such offer was accepted; (vi) will notify the General Partner immediately if the Subscriber becomes a U.S. Person at any time during which the Subscriber holds or owns any Interests; and (vii) will not transfer or deliver any interest in the Interests except in accordance with the restrictions set forth in the Limited Partnership Agreement;

(ii)

If the Subscriber is a U.S. Person, then the Subscriber (i) is subscribing for the Interests for its own account for investment purposes only; and (ii) is not subscribing for the Interests with a view to the further distribution of the Interests.

(c)	The Subscriber represents and warrants that:

(i)	It is an Eligible Investor; and

(ii)	it is of good financial standing and has sufficient financial resources necessary to meet its Commitment.

(d)

The Subscriber acknowledges that it is aware and understands that the General Partner is relying on the representations, warranties and acknowledgements of the Subscriber contained in this Deed (including any completed Supplement(s)) in determining that the Subscriber is an “Eligible Investor”.

(e)

The Subscriber undertakes to immediately notify the General Partner and the Investment Advisor in writing, if at any time between the date of this Deed and the end of the Term of the Partnership, any of the representations or warranties in this clause 2, Schedule 2, the Subscriber’s Self-Certification Form, Schedule 5, Schedule 6, any completed Supplement provided by the Subscriber or any other information provided by the Subscriber under this Deed or in connection with this Deed (including the KYC Information) ceases to be true and accurate.

(f)	The Subscriber gives the acknowledgements and warranties with respect to personal data and privacy set out in Schedule 3.

(g)

The Subscriber acknowledges that the General Partner is required to comply with Cayman Islands anti-money laundering and countering the financing of terrorism and proliferation financing laws and regulations including without limitation the Proceeds of Crime Act (as amended), the Anti-Money Laundering Regulations (as amended) of the Cayman Islands and the Guidance Notes issued pursuant thereto , and to report suspicious transactions to relevant authorities, and such report shall not be treated as a breach of any restriction upon the disclosure of information imposed by law or otherwise. The Subscriber agrees to promptly provide the General Partner with such information as the General Partner may reasonably request from time to time with respect to, without limitation, the citizenship, residency, ownership or control (both direct and indirect) of the Subscriber so as to allow the General Partner to evaluate and comply with any legal or regulatory requirements applicable to the General Partner. The Partnership and/or the General Partner may, without the consent of any person, take such action as it determines in its discretion to be necessary or advisable to comply with any anti-money laundering or anti-terrorist financing or proliferation financing laws, rules, regulations, directives or special measures.

(h)

The Subscriber represents and warrants that it is not and, to the best of its knowledge or belief, none of its beneficial owners, controllers or authorised persons ("Related Persons") (if any) is, a politically exposed person[1], or a family member[2] or close associate[3] of a politically exposed person, or is acting on behalf of a politically exposed person, or is a shell bank. Further, the Subscriber understands that enhanced due diligence may need to be undertaken, and the General Partner reserves the right to decline the subscription, where the Subscriber or any of its Related Persons is a politically exposed person, or a family member or close associate of a politically exposed person, or is acting on behalf of a politically exposed person.

[1]

"politically exposed person" means (a) a person who is or has been entrusted with prominent public functions by a foreign (non-Cayman Islands) country, for example a Head of State or of government, senior politician, senior government, judicial or military official, senior executive of a state owned corporation, and important political party official; (b) a person who is or has been entrusted domestically (in the Cayman Islands) with prominent public functions, for example a Head of State or of government, senior politician, senior government, judicial or military official, senior executives of a state owned corporation and important political party official; and (c) a person who is or has been entrusted with a prominent function by an international organisation like a member of senior management, such as a director, a deputy director and a member of the board or equivalent functions.

[2]	"family member" means the spouse, parent, sibling or child of a politically exposed person.
[3]

"close associate" means any natural person who is known to hold the ownership or control of a legal instrument or person jointly with a politically exposed person, or who maintains some other kind of close business or personal relationship with a politically exposed person, or who holds the ownership or control of a legal instrument or person which is known to have been established to the benefit of a politically exposed person.

(i)

The subscriber represents and warrants that if the Subscriber is a partnership, Grantor Trust, S corporation or other entity treated as a pass-through entity for U.S. federal tax purposes (a "Pass-Through Entity"): (a) at no time will 50% or more of the value of any beneficial owner's direct or indirect interest in the Subscriber be attributable to the Subscriber's Interest; (b) at no time will 50% or more of the Subscriber's value be attributable to the Subscriber's Interest; and (c) the Subscriber's beneficial owners are not investing in the Partnership through a Pass-Through Entity with a principal purpose of permitting the Partnership to satisfy the 100-partner limitation set forth in Treasury Regulations Section 1.7704-1(h) (regarding the private placement safe harbor from treatment as a publicly traded partnership). In addition, the Subscriber understands that the Partnership is not intended to be treated as a publicly traded partnership taxable as a corporation under the rules of Section 7704 of the Code. If the Subscriber is an entity disregarded as separate from its owner for U.S. federal income tax purposes (a "Disregarded Entity") and the first direct or indirect beneficial owner of the Subscriber that is not a Disregarded Entity (the "Subscriber's Owner") is a Pass-Through Entity, the Subscriber represents and warrants that the representations in this Section would be true if all references to "the Subscriber" were replaced with "the Subscriber's Owner."

(j)

The Subscriber represents and warrants that the Subscriber (or the Subscriber’s Owner, as applicable) will be the beneficial owner of the Interest to be acquired pursuant to this Deed and, except as otherwise indicated on its signature page hereto, is not acquiring the Interest on behalf of or as nominee, agent or representative for another Person.

2.2	Data Protection

The Subscriber acknowledges that it has read the Cayman Islands Privacy Notice annexed to this Deed (the "Privacy Notice") and hereby consents on its own behalf and on behalf of any individual whose personal data (as defined in the Privacy Notice) it provides to the Fund and/or its service providers processing any such personal data for the purposes noted in the Privacy Notice.

2.3	Sanctions

The Subscriber is not and, to the best of the Subscriber's knowledge or belief, none of its Related Persons (if any) is (i) named on any list of sanctioned entities or individuals maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control ("OFAC") or pursuant to European Union ("EU") and/or United Kingdom ("UK") Regulations (as the latter are extended to the Cayman Islands by Statutory Instrument) and/or Cayman Islands legislation, (ii) operationally based or domiciled in a country or territory in relation to which sanctions imposed by the United Nations, OFAC, the EU, the UK and/or the Cayman Islands apply, or (iii) otherwise subject to sanctions imposed by the United Nations, OFAC, the EU, the UK (including as the latter are extended to the Cayman Islands by Statutory Instrument) or the Cayman Islands (collectively, a "Sanctions Subject").

2.4	AEOI

(a)	"AEOI" means one or more of the following, as the context requires:

(i)

sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986 and any associated legislation, regulations or guidance, commonly referred to as the U.S. Foreign Account Tax Compliance Act ("US FATCA"), the Common Reporting Standard ("CRS") issued by the Organisation for Economic Cooperation and Development, or similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement equivalent tax reporting and/or withholding tax regimes;

(ii)

any intergovernmental agreement, treaty or any other arrangement between the Cayman Islands and the U.S. or any other jurisdiction (including between any government bodies in each relevant jurisdiction), entered into to facilitate, implement, comply with or supplement the legislation, regulations or guidance described in paragraph (1); and

(iii)	any legislation, regulations or guidance implemented in the Cayman Islands to give effect to the matters outlined in the preceding paragraphs.

(b)

The Subscriber agrees to provide to the Partnership or its agents (A) the information set out in the Subscriber’s Self-Certification Form, and (B) upon request, any documentation or other information regarding the Subscriber and its beneficial owners that the Partnership or its agents may require from time to time in connection with the Partnership's obligations under, and compliance with, applicable laws and regulations including, but not limited to AEOI. By executing this Deed, the Subscriber waives any provision under the laws and regulations of any jurisdiction that would, in the absence of such waiver, prevent or inhibit the Partnership's compliance with applicable law as described in this paragraph including, but not limited to preventing:

(i)	the Subscriber from providing any requested information or documentation; or

(ii)	the disclosure by the Partnership or its agents of the provided information or documentation to applicable governmental or regulatory authorities.

(c)	The Subscriber further acknowledges that the Partnership may take such action as each of them considers necessary in relation to such Subscriber's holding and/or redemption proceeds:

(i)

to ensure that any withholding tax payable by the Partnership, and any related costs, interest, penalties and other losses and liabilities suffered by the Partnership, any administrator of the Partnership, or any other investor, or any agent, delegate, employee, director, officer, member, manager or affiliate of any of the foregoing persons, arising from the Subscriber's failure to provide any requested documentation or other information to the Partnership, is economically borne by the Subscriber; and

(ii)

for the Partnership's compliance with its obligations under applicable laws and regulations including but not limited to AEOI, including compulsorily withdrawing the Subscriber and taking any other steps as is considered necessary or appropriate to mitigate the consequences of any failure by the Subscriber to comply with this clause.

2.5	Separate warranties

Each representation and warranty set out in this clause 2, Schedule 2, the Subscriber’s Self-Certification Form, Schedule 5, Schedule 6, any completed Supplement provided by the Subscriber is to be treated as a separate representation and warranty. The interpretation of any statement made may not be restricted by reference to or inference from any other statement.

2.6	Survival

The representations and warranties made by the Subscriber in this Deed will survive the closing of the transactions contemplated under this Deed and any investigation made by the General Partner.

3	Power of attorney

3.1	Appointment of the General Partner as attorney

(a)

The Subscriber by its execution of this Deed appoints the General Partner from time to time, with power of substitution, as its lawful attorney in its name to execute (under hand or, if required, under seal), acknowledge, swear to (and deliver as may be appropriate) on its behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law):

(i)	the Limited Partnership Agreement; and

(ii)	any other deed, agreement, contract, certificate, undertaking, instrument or other document that is necessary or appropriate to admit the Subscriber as a Limited Partner of the Partnership.

(b)	The Subscriber acknowledges and agrees to the powers of attorney granted to the General Partner on terms of the Limited Partnership Agreement.

3.2	Duration of the appointment

(a)

The above power of attorney is irrevocable and deemed to be given to secure a proprietary interest of the donee of the power or performance of an obligation owed to the donee and the obligations of the Subscriber under this Deed, and will survive and will not be affected by the subsequent lack of capacity, insolvency, bankruptcy or dissolution of the Subscriber. Any attempted revocation of this power of attorney by the Subscriber constitutes a default by such Subscriber and the Partnership is entitled to any right or remedy provided by law or this Deed.

(b)

The power of attorney granted by the Subscriber in favour of the General Partner under this clause 3 will terminate upon the complete withdrawal of the Subscriber from participation as an Investor in the Partnership.

4	Information and further assurances

4.1	Other information and further assurances

The Subscriber agrees to provide the General Partner with:

(a)	all evidence and documentation requested by the General Partner in order for the General Partner to determine to its satisfaction whether or not the Subscriber is an Eligible Investor;

(b)	if required by the General Partner, a duly completed Bad Actor Disqualification Questionnaire;

(c)

such information, and execute and deliver such documents, as the General Partner requests from time to time with respect to the Subscriber’s identity, citizenship, residency, ownership, tax status, business or control, or otherwise in connection with this Deed (including the Subscriber’s Self-Certification Form and documents regarding itself and all of its beneficial owners, any KYC Information, any anti-money laundering and any anti-terrorism information) so as to permit the General Partner to verify the accuracy of the Subscriber’s representations and warranties, evaluate and comply with any anti-money laundering, legal, regulatory and tax requirements applicable to the Partnership (including any Intermediate Holding Company), the General Partner, any of its Affiliates, the Subscriber, any Investments or proposed Investments, or for any other reasonable purpose determined by the General Partner;

(d)	such information, and execute and deliver such documents for the purposes of complying with any law, rule or regulation to which the Partnership may be subject to; and

(e)

a copy of any documentation necessary to establish the authority each Person signing this Deed on its behalf (e.g., corporate articles of incorporation, bylaws and authorising resolutions; partnership agreement; operating agreement; declaration of trust).

4.2	Permitted use of information

The Subscriber consents to the disclosure by the General Partner of all information contained in this Deed, the KYC Information and any further information provided to the General Partner to any administrator of the Partnership, the Investment Advisor and any of their respective Affiliates and the disclosure by any such party to its professional advisers or other service providers and as otherwise as permitted under the Limited Partnership Agreement or by law.

5	Indemnity

5.1	Indemnification

To the fullest extent permitted by law, the Subscriber agrees to indemnify and hold harmless the Partnership, each Indemnified Person, any administrator of the Partnership and each Limited Partner from and against any and all expenses (including legal fees), Claims, costs, damages, losses (including from and against any judgment, settlement, legal fees and other costs or expenses incurred in connection with the defence of any action or threatened action or proceeding), or liabilities (including liabilities in contract or tort) due to or arising out of those parties being unable to rely on the information provided by the Subscriber under or pursuant to this Deed (including the KYC Information), or in connection with a misstatement or omission or breach of any material representation, warranty or agreement of the Subscriber contained in this Deed (including any completed Supplement(s) provided by the Subscriber (if applicable)) or in any other document provided by the Subscriber to the Partnership or in any agreement executed by the Subscriber with the General Partner in connection with the Subscriber’s subscription for Interests.

5.2	No waiver

Notwithstanding any provision of this Deed, the Subscriber does not waive any rights granted to it under the Limited Partnership Agreement or applicable securities laws.

5.3	Rights of third parties to enforce indemnity

Subject to clause 9.3, an Indemnified Person who is not a party to this Deed is entitled to enforce the indemnity granted under clause 5.1 in accordance with the Contracts (Rights of Third Parties) Act (as amended) of the Cayman Islands.

6	Confidentiality, information and personal data storage

6.1	Confidentiality

(a)	The Subscriber acknowledges and agrees that

(i)

it has received and may in the future receive confidential information regarding each of the Fund Parties and each of their respective affiliates, each general partner, manager or other control person of any of the foregoing Persons and each existing or prospective Investment of the Fund (collectively, the “Partnership Entities”);

(ii)	such confidential information contains trade secrets and is proprietary;

(iii)	disclosure of such confidential information to third parties is not in the best interest of any of the Partnership Entities;

(iv)	disclosure of such confidential information would cause substantial harm and damages to the Partnership Entities.

(b)	The Subscriber hereby represents and warrants that, except as previously disclosed to the General Partner in writing:

(i)

it is not subject to any law, statute, governmental rule or regulation or judicial or governmental order, judgment or decree requiring it to disclose any information or materials (whether or not confidential information) relating to any of the Partnership Entities to any Person; and

(ii)

it is not required by any law, statute, governmental rule or regulation or judicial or governmental order, judgment or decree or any agreement or contract to obtain any consent or approval prior to agreeing to be bound by the confidentiality covenant set forth in the Limited Partnership Agreement.

(c)

The Subscriber represents and warrants that except as previously disclosed in writing to the General Partner, it has taken all actions and obtained all consents necessary to enable it to comply with the provisions of clause 33 of the Limited Partnership Agreement.

(d)

The Subscriber agrees that it will not use any confidential information it receives for any purpose other than monitoring and evaluating its investment in the Fund. Any information provided to a Person at the direction or request of the Subscriber shall be treated for purposes of this Deed and for purposes of the Limited Partnership Agreement as instead having been provided to such Person by the Subscriber, and such deemed disclosure by the Subscriber shall be subject to all of the limitations and other provisions in the Limited Partnership Agreement relating to confidential information.

7	Notices

7.1	Form and delivery

(a)

Any notice or other communication given under this Deed must be in writing and signed by or on behalf of the party giving it and must be served by delivering it personally or sending it by pre-paid recorded delivery or registered post (or registered airmail in the case of an address for service outside the Cayman Islands) or email to the address and for the attention of the relevant party set out in the Details, or as otherwise notified by that party in accordance with this clause 7.

(b)	Any such notice is deemed to have been received:

(i)	if delivered personally, at the time of delivery;

(ii)	in the case of pre-paid recorded delivery or registered post, 48 hours from the date of posting;

(iii)	in the case of registered airmail, five days from the date of posting; and

(iv)	in the case of email:

(A)	when the sender receives an automated message confirming delivery; or

(B)	four hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first,

provided that if deemed receipt occurs before 9.00 a.m. on a Business Day the notice is deemed to have been received at 9.00 a.m. on that day, and if deemed receipt occurs after 5.00 p.m. on a Business Day, or on a day which is not a Business Day, the notice is deemed to have been received at 9.00 a.m. on the next Business Day. For the purpose of this clause, “Business Day” means any day which is not a Saturday, a Sunday or a public holiday in the place at or which the notice is left or sent.

(c)	Communications sent by email need not be marked for attention in the way stated in clause 7.1. Communications sent by email are taken to be signed by the named sender.

7.2	When effective

In proving such service it is sufficient to prove that the envelope containing such notice was addressed to the address of the General Partner set out in the Details or addressed to the address of the Subscriber as set out in the Details, the Register, or as otherwise notified by the Subscriber, and delivered either to that address or into the custody of the postal authorities as a pre-paid recorded delivery, registered post or airmail letter, or that the notice was transmitted by email to the email address, of the Subscriber set out in the Details (or as otherwise notified by the Subscriber).

8	Miscellaneous

8.1	Severance

(a)

If any provision of this Deed is found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability will not affect the other provisions of this Deed which will remain in full force and effect.

(b)

If any provision of this Deed is found to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, then the provision in question will apply with such modification(s) as may be necessary to make it valid.

(c)

If any provision of this Deed is found to be invalid or unenforceable and clauses 8.1(a) and 8.1(b) do not apply, the parties agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision. The obligations of the parties under any invalid or unenforceable provision of this Deed will be suspended while an attempt at such substitution is made.

8.2	Waiver and remedies

(a)	The failure to exercise or delay in exercising a right or remedy provided by this Deed or by law does not constitute a waiver or the right or remedy or a waiver of other rights or remedies.

(b)	A waiver of a breach of any of the terms of this Deed or of a default under this Deed does not constitute a waiver of any other breach or default and will not affect the other terms of this Deed.

(c)	A waiver of a breach of any of the terms of this Deed or of a default under this Deed will not prevent a party from subsequently requiring compliance with the waived obligation.

(d)	The rights and remedies provided by this Deed are cumulative and (subject as otherwise provided in this Deed) are not exclusive of any rights or remedies provided by law.

8.3	Successors

This Deed will enure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives.

8.4	Entire agreement

This Deed and the documents referred to in it constitute the entire agreement and understanding of the parties and supersede any previous agreement between the parties relating to the subject matter of this Deed.

8.5	No assignment

This Deed and all Interests of any part thereof of the Subscriber are not assignable by the Subscriber without the consent of the General Partner.

8.6	Counterparts

This Deed may be executed in any number of counterparts, each of which, when executed and delivered, is an original, and all the counterparts together will constitute one and the same instrument.

8.7	Inconsistency

If there is any conflict between this Deed and the Limited Partnership Agreement, the Limited Partnership Agreement prevails to the extent of the inconsistency.

8.8	E-signature

If the Subscriber elects (a) to execute and deliver this document as a deed (the “Execution”) and/or (b) at any time to deliver an instruction to the Partnership, the General Partner or the administrator on its behalf (including instructions relating to subscription, redemption, transfer, contact updates or otherwise) (an “Instruction”), in either case using electronic or digital signature technology, whether it is a computer generated signature, an electronic copy of the Subscriber’s true ink signature or otherwise (“E-signature”), the Subscriber authorizes and instructs the Partnership, the General Partner or the administrator and their agents to accept any such Execution, and to accept and execute any and all such Instructions, which are provided using an E-signature. The Subscriber acknowledges and agrees that any Execution and/or Instruction provided to the Partnership, the General Partner or the administrator on its behalf using an E-signature shall be treated by the Partnership, the General Partner or the administrator as valid and binding as the Subscriber’s true ink signature. If an Execution and/or Instructions are provided by the Subscriber at any time using an E-signature, the Subscriber agrees to keep each of the Partnership, the General Partner and the administrator indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon an Execution and/or Instructions provided using an E-signature. The Subscriber acknowledges and agrees that the General Partner, the administrator or the Partnership and its agents may rely conclusively upon the E-signature for all purposes including, but not limited to, for the purposes of the Electronic Transactions Act (as amended) of the Cayman Islands (the “Electronic Transactions Act”) and shall incur no liability whatsoever including, without limitation, any losses (whether direct, indirect, consequential, in contract, tort, or otherwise) arising in respect of any action taken or omitted to be taken upon any Execution and/or Instructions provided using an E-signature believed in good faith to be genuine or to be signed by properly authorized persons on behalf of the Subscriber. The foregoing shall not obligate the Partnership, the General Partner or the administrator to accept delivery of an Execution and/or to process Instructions executed by E-signature. The Partnership, the General Partner or the administrator may decline to accept delivery of an E-Signature Execution and/or to act on any E-signature Instruction where the Partnership, the General Partner or the administrator are unable to verify whether an Execution and/or an Instruction has been provided by a party authorized to give an Execution and/or Instructions on behalf of the Subscriber. If any Execution and/or Instruction is submitted by the Subscriber and not acknowledged by the Partnership, the General Partner or the administrator, it is the Subscriber’s obligation to contact the Partnership, the General Partner or the administrator to confirm receipt. Sections 8, 17 and 19(3) of the Electronic Transactions Act shall not apply to this document.

9	Governing law and jurisdiction

9.1	Governing law

This Deed and the rights, obligations and relationships of the parties arising out of or in connection with it, whether contractual or non-contractual is governed by, and construed in accordance with, the laws of the Cayman Islands. .

9.2	Submission to jurisdiction

(a)

The courts of the Cayman Islands shall have jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) or the consequences of its nullity (a "Dispute").

(b)

The parties agree that the courts of the Cayman Islands are the most appropriate and convenient courts to settle Disputes and, accordingly, that they will not argue to the contrary. Notwithstanding the foregoing, in the event that the Subscriber is not willing to submit to the jurisdiction described in this clause due wholly or in part to any claim (whether or not well founded) relating to its sovereign status; its connection with any governmental office or body; or supranational status or nature (a "Sovereign Body") then the General Partner may, in its sole discretion, agree that disputes in connection with this Deed, the Limited Partnership Agreement or in respect of any private placement memorandum (or other offering document) shall be subject to the jurisdiction in which the Subscriber is domiciled or the exclusive or nonexclusive jurisdiction of some other jurisdiction(s) (or an administrative procedure or other procedure in any such jurisdiction(s), in which event, the Partnership and the Subscriber hereby submit to that jurisdiction(s) for those purposes); or agree to the Subscriber not submitting by way of agreement to any jurisdiction.

(c)

The parties hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defence or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that any such proceeding brought in such courts is improper or that this Deed, the Limited Partnership Agreement or any private placement memorandum (or other offering document), or the subject matter hereof or thereof, may not be enforced in or by such court.

9.3	Third party rights

(a)

Except as set out in clause 5.3 and clause 8.8, or otherwise required by applicable law, this Deed is intended solely for the benefit of the parties and to the fullest extent permitted by applicable law, does not confer any benefit upon, or creates any rights in favour of, any creditor of the Partnership (and no such creditor will be a third party beneficiary of this Deed) or any other Person other than the parties (including, but not limited to, pursuant to the Contracts (Rights of Third Parties) Act (as amended) of the Cayman Islands).

(b)

Notwithstanding any terms of this Deed, the consent of, or notice to, any person who is not a party to this Deed shall not be required for any termination, rescission or agreement to any variation, assignment, novation, release or settlement under this Deed at any time.

10	Interpretation

10.1	Definitions

In this Deed, terms defined in the Limited Partnership Agreement have the same meaning and these meanings apply unless the contrary intention appears:

Bad Actor Disqualification Questionnaire means a questionnaire in relation to Rule 506 of Regulation D under the Securities Act provided by the General Partner to the Subscriber.

Claim means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise.

Closing Date means the date of this Deed or if determined by the General Partner in its absolute discretion, such later date.

Commitment means the amount of capital that the Subscriber has committed to contribute to the Partnership as specified in the Details which amount (if accepted by the General Partner on behalf of the Partnership) may be drawn from time to time by the General Partner in accordance with the Limited Partnership Agreement.

Deed or Subscription Deed means this agreement as amended, supplemented or restated from time to time.

Details means the section of this Deed headed “Details”.

Dispute has the meaning given in clause 9.2(a).

Eligible Investor means a Person who meets the wholesale investor requirements set out in Schedule 1.

Investment Company Act means the U.S. Investment Company Act of 1940, as amended.

Illegal Activities includes money laundering and terrorism financing activities and any activity deemed illegal under applicable laws or regulations or otherwise prohibited under any international convention or deed.

KYC Information means the information provided by the Subscriber to the General Partner or its advisers in connection with its proposed subscription for the Interests.

Limited Partnership Agreement means the amended and restated limited partnership agreement in respect of A3 Ventures Fund 1 L.P. dated _______ 2024, as may be amended, supplemented or restated from time to time and under which the Subscriber is bound as a Limited Partner.

Partnership has the meaning given in Recital A.

Securities Act means the U.S. Securities Act of 1933, as amended.

Self-Certification Form means the self-certification form as set out in Schedule 4 to be provided by the Subscriber to the General Partner to aid in compliance with AEOI.

Subscriber means the party named as such on the signing page of this Deed.

Subscriber’s Jurisdiction has the meaning given in paragraph 4(a) of Schedule 2. Subscription Documents means:

(a)	this Deed;

(b)	the Limited Partnership Agreement; and

(c)	any other documents or deeds required to be entered into, or entered into by the Subscriber in connection with the Subscriber’s subscription for Interests.

Supplement means any supplement to this Deed (including the Bad Actor Disqualification Questionnaire (if applicable)), that the General Partner may request the Subscriber to provide from time to time pursuant to this Deed.

US Investor means a U.S. Person or a “United States person” as defined under Section 7701(a)(30) of the U.S. Internal Revenue Code of 1896, as the context requires.

U.S. Person means a “U.S. person” as defined in Rule 902(k) of Regulation S under the Securities Act.

10.2	General interpretation

In this Deed:

(a)

any reference to a “Recital”, “clause”, “Schedule” or “Annexure” is to the relevant recital, clause, schedule or Annexure of or to this Deed and any reference to a sub-clause or paragraph is to the relevant sub-clause or paragraph of the clause or schedule respectively in which it appears. The Recitals, Schedules and Annexures form part of this Deed and have effect as if set out in full in the body of this Deed and any reference to this Deed includes the Recitals, Schedules and Annexures;

(b)	the clause and paragraph headings are included for convenience only and do not affect the interpretation of this Deed;

(c)	the singular includes the plural and vice versa;

(d)	any gender includes the other genders;

(e)	a reference to a Person includes a reference to the Person’s executors, administrators, successors, substitutes (including persons taking by novation);

(f)	references to a time of the day are to be construed as references to Cayman Islands time unless otherwise stated;

(g)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an electronic record;

(h)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression is to be construed as illustrative and does not limit the sense of the words preceding those terms;

(i)

references to any statute, law, regulation, contract, rule, document, deed or instrument are to be construed as references to such statute, law, regulation, contract, rule, document, deed or instrument as is in force for the time being and as amended, varied, supplemented, substituted or novated from time to time; and

(j)	references to dollars, $, US dollars, US$ or USD are a reference to the lawful currency of the United States.

Schedule 1 – Eligible Investor requirements

The Subscriber must be a person to whom the offer for it to subscribe for its Interests was made in the Subscriber’s jurisdiction (that is, the jurisdiction in which the Subscriber has its registered office and/or principal place of business and/or where it was residing when it accepted the offer) without any requirement of the Partnership to issue or register a disclosure document under any applicable securities laws of that place (or those places (as applicable)), other than such filings necessary to claim an exemption thereunder, and the issue of the Interests by the Partnership to the Subscriber without such disclosure document (other than any filings necessary to claim an exemption under any applicable securities laws), and the performance of its obligations under this Deed, do not contravene any such laws. In particular, the Subscriber must satisfy the investor eligibility requirements imposed by the General Partner, such that the offer, sale, or transfer of Interests, as applicable, to the Subscriber will not:

(a)	require any registration under the Securities Act; or

(b)	require the Partnership to register as an investment company under the Investment Company Act.

Schedule 2 – Subscriber’s representations and warranties

The Subscriber represents and warrants that:

1	Authority

(a)	If the Subscriber is a company:

(i)	It is duly established and validly existing and in good standing under the laws of its place of incorporation.

(ii)	It has the requisite power and authority under its constitutional documents to enter into, execute, deliver and perform its obligations under the Subscription Documents.

(iii)

The execution and delivery of the Subscription Documents and the performance of its obligations under such documents have been duly authorised by all necessary action on its part (whether under its constitutional documents or otherwise).

(iv)	The Subscription Documents have been (or will be when executed and delivered) duly executed and delivered by it.

(v)

The obligations of the Subscriber under the Subscription Documents are (or will be upon execution and delivery and admission of the Subscriber as a Limited Partner) its legal, valid and binding obligations, which will be enforceable against the Subscriber in accordance with the terms of such documents.

(vi)

The execution and delivery of the Subscription Documents and the performance by it of its obligations under, compliance by it with the provisions of, and the consummation of the transactions contemplated by, the Subscription Documents will not result in:

(A)	any breach or violation by it of any provision of its constitutional documents, any documentation, law or regulation to which it is subject;

(B)	any breach by it of, or constitute a default by it under, any instrument or agreement to which it is a party or by which it is bound; or

(C)	any breach by it of any permit, franchise, judgment, decree, statute, rule ore regulation applicable to it or its properties.

(b)	If the Subscriber is subscribing in its capacity as trustee of a trust:

(i)	it is the only trustee of that trust;

(ii)	no action has been taken or proposed to remove it as trustee of that trust;

(iii)	it has the power under the trust deed or constitution of that trust to enter into and comply with its obligations under the Subscription Documents;

(iv)

it has a right to be fully indemnified out of the assets of the trust in respect of its obligations under the Subscription Documents and the assets of the trust are sufficient to satisfy that right of indemnity and all other obligations in respect of which the Subscriber has a right to be indemnified out of the assets of that trust;

(v)	it is not in breach under the trust deed or constitution of that trust; and

(vi)	no action has been taken or proposed to terminate that trust.

(c)	If a custodian or nominee executes this Deed on behalf of one of more beneficial owners, then:

(i)	it has all relevant power and authority under its appointing documents to enter into and comply with its obligations under the Subscription Documents on behalf of the beneficial owners; and

(ii)	it is duly authorised and qualified to give the representations and warranties set out in this Deed on behalf of each of the beneficial owners.

2	Financial risk and Partnership documents

(a)	The Subscriber:

(i)

has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Interests, and understands the risks of, and other considerations relating to, a purchase of Interests, including any matters set forth in a private placement memorandum (or other offering document), if any;

(ii)

has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and possible contingencies and has no need for liquidity with respect to its Commitment;

(iii)

has completed its evaluation prior to execution of this Deed and has consulted, to the extent deemed appropriate, with its own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Interests and it is not relying on any financial, tax, legal, accounting or regulatory advice provided by the General Partner, the Investment Advisor, any administrator of the Partnership, or any of their respective Affiliates; and

(iv)

on that basis, understands the financial, tax, legal, accounting, regulatory and related consequences and believes that it is able to bear the economic risk of such investment and believes that that an investment in the Interests is suitable and appropriate.

(b)

The Subscriber understands that neither the General Partner, the Investment Advisor, any administrator of the Partnership, nor any of their respective Affiliates guarantees the repayment of capital or the performance of the Partnership or the Investments or makes any representation concerning any of those matters.

(c)	The Subscriber has received and carefully reviewed the Limited Partnership Agreement and any private placement memorandum (or other offering document), if applicable.

(d)

The Subscriber has received and carefully reviewed all other such information concerning the Fund as it has deemed necessary to enable it to make an informed decision concerning its subscription for its Interests and it has had full opportunity to ask questions of and receive answers from the General Partner and the Investment Advisor or any person or persons acting on their behalf concerning the terms and conditions of its subscription and it has obtained to its full satisfaction, all additional information or materials requested by it relating to the Fund, the offering of Interests and to verify the accuracy of all information in connection with the offering of the Interests and the accuracy of any representations or information set forth in any private placement memorandum (or other offering document), if applicable.

(e)

The Subscriber is aware that an investment in the Partnership involves substantial risks and understands the risks of, and other considerations relating to, the subscription of its Interest, including the risks set out in any private placement memorandum (or other offering document), if applicable. It has determined that its Commitment is a suitable investment for it and that it could bear a complete loss of its investment herein.

(f)

The Subscriber understands and agrees further that the Interests must be held indefinitely unless they are subsequently registered under the Securities Act or any other applicable securities laws or an exemption from registration under the Securities Act or such other securities laws applicable to the sale of Interests is available. Even if such an exemption is available, the assignability and transferability of the Interests will be governed by the Limited Partnership Agreement, which imposes substantial restrictions on transfer. The Subscriber understands that legends stating that the Interests have not been, and will not be registered under the Securities Act or any other applicable securities laws and are being offered and sold in reliance upon applicable U.S. federal and non-U.S. exemptions from registration requirements for transactions not involving a public offering. The Subscriber also understands legends setting out or referring to the restrictions on the transferability and resale of the Interests will be placed on all documents evidencing the Interests.

(g)	In making its decision to make a Commitment to subscribe for its Interests, the Subscriber:

(i)

has relied on its own investigation of the Partnership and understands that no representation or warranty is being made or given by or on behalf of the Partnership, the General Partner, the Investment Advisor, any administrator of the Partnership, or their respective Affiliates (except as expressly provided in this Deed, the Limited Partnership Agreement or any side letter between the General Partner or the Investment Advisor and the Subscriber); and

(ii)

is not relying upon any other information, representation or warranty by the Partnership, the General Partner, the Investment Advisor, any administrator of the Partnership, or their respective Affiliates;

(iii)

was not offered the opportunity to invest in the Partnership by means of any form of general solicitation or advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising.

(h)

The Subscriber is aware and understands that no Government Authority in the Cayman Islands or any other jurisdiction has reviewed or approved, endorsed or passed upon the Interests or made any finding or determination as to the fairness of an investment in the Interests, the terms of subscription or the adequacy of any disclosure made to the Subscriber.

(i)	[Reserved]

(j)

The Subscriber acknowledges that the Subscriber may not voluntarily withdraw, assign or transfer any of its rights or obligations with respect to its Interest except as expressly provided in the Limited Partnership Agreement and accordingly, may be required to hold its Interest until the expiry of the term of the Partnership. Consequently, it acknowledges and it is aware that it may have to bear the economic risk of investment in the Partnership until such time as the Partnership is terminated in accordance with the Limited Partnership Agreement.

3	Information

All information (including the KYC Information) which it has provided to the General Partner either contained in this document or provided pursuant to or in connection with this document is true, accurate and complete and may be relied upon, and if there should be any material change in such information prior to its subscription being accepted, it will promptly upon becoming aware provide the General Partner with notice of such change.

4	Place of business and selling restrictions

The Subscriber:

(a)

represents that the address provided by the Subscriber to the General Partner as the Subscriber’s address for notices under this Deed and the Limited Partnership Agreement is the Subscriber’s principal place of business and the only jurisdiction (“Subscriber’s Jurisdiction”) in which an offer to issue the Interests was made to the Subscriber;

(b)

represents that it is a Subscriber to whom the offer for Interests may be lawfully made on the terms and conditions of this Deed in the Subscriber’s Jurisdiction without any requirement by the Partnership to produce a disclosure document under the applicable securities laws of that place and the offer and issue of the Interests by the Partnership to the Subscriber without such disclosure document does and will not contravene any such laws;

(c)

warrants that it will not offer to sell or transfer any Interests it holds where the transfer would be in breach of the securities law of any relevant jurisdiction or, if applicable, the selling restrictions set out in any Subscription Document;

(d)

warrants that, subject to paragraph 4(e) of this Schedule 2 and the Limited Partnership Agreement, it will only sell or otherwise dispose of any Interests, if the offer and sale of such Interests is made to a purchaser either:

(i)	outside the United States to a Person who is not a U.S. Person in accordance with Regulation S; or

(ii)

in the United States to a person who is an “accredited investor”, as defined in Rule 501(a) of Regulation D, under the Securities Act (“Accredited Investor”) and a “qualified purchaser” (as defined in Section 2(a)(51) of the Investment Company Act) (“Qualified Purchaser”), and in accordance with any applicable securities laws of any state or jurisdiction in the United States;

(e)

warrants that if a transfer of Interests is permitted to a purchaser in the United States, it will obtain from any person in the United States to whom Interests are sold or otherwise transferred, prior to any such transfer, an investor representation letter indicating that such transferee is an Accredited Investor and a Qualified Purchaser and will only transfer the Interests in accordance with the Subscription Documents;

(f)	understands and acknowledges that:

(i)

it will not be permitted to assign or Transfer any of its interests, rights or obligations with respect to its Interests (or any portion thereof) except in accordance with the Subscription Documents, which impose substantial restrictions on Transfer;

(ii)

to the maximum extent permitted by applicable laws, the General Partner reserves the right to refuse to record any Transfer of Interests that are sold or otherwise Transferred in a manner other than as set forth in the Subscription Documents or that would otherwise cause the Interests to be required to register under the Securities Act, the Partnership to be required to register as an investment company under the Investment Company Act, or the General Partner or any of their respective Affiliates to take any additional actions to comply with any applicable laws or regulations; and

(iii)	it is prepared to bear the economic risk of the investment in Interests for an indefinite period of time;

(g)

acknowledges that its overall commitment to the Partnership and other investments that are not readily marketable is not disproportionate to its net worth, and it has no need for immediate liquidity in its investment in the Partnership;

(h)

represents that it is acquiring the Interests for its own account for investment purposes only and is not investing in the Partnership with a view to directly or indirectly resale or distribution of the Interest;

(i)

represents that it is either (i) a natural person, or (ii) a partnership, trust, company, or other entity, and (1) its decision to purchase the Interests was made in a centralized fashion (e.g., by a board of directors, general partner, manager, trustee, investment committee or similar governing or managing body); (2) it is not managed to facilitate the individual decisions of its beneficial owners regarding investments; (3) its shareholders, partners, members or beneficiaries, as applicable, did not and will not (x) have any discretion to determine whether or how much of the Subscriber’s assets are invested in any investment made by the Subscriber, or (y) have the ability to individually elect whether or to what extent such shareholder, partner, member or beneficiary, as applicable, will participate in the Subscriber’s purchase of the Interests;

(j)

acknowledges that neither the Partnership nor any Interests in the Partnership have been directly or indirectly marketed to the Subscriber by the Partnership, the General Partner, the Investment Advisor, any of their respective Affiliates or any of their respective directors, officers, employees and agents and that it obtained any private placement memorandum (or other offering document), if applicable (including any draft), the Subscription Documents or any other documents related to the Partnership and Interests in the Partnership at its own initiative and not as a result of any marketing conducted by the Partnership, the General Partner, Investment Advisor, their respective Affiliates or any of their respective directors, officers, employees and agents;

(k)	acknowledges that the Partnership has not registered, and does not intend to register, under the Investment Company Act;

(l)	[Reserved];

(m)	acknowledges that the General Partner has not registered and does not intend to register, as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”);

(n)	acknowledges that it does not Control, and is not Controlled by or under common Control with, any other investor in the Partnership; and

(o)

represents and warrants that no other person or entity will have a beneficial interest in the Interests to be acquired under this Deed (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Subscriber).

5	Taxation consequences

(a)

The Subscriber is aware and understands that the taxation consequences to the Subscriber of an investment in the Interests and the Partnership depend on its circumstances and accordingly the Subscriber should seek its own taxation advice (which it has done).

(b)	The Subscriber certifies under penalties of perjury that:

(i)	the Subscriber’s name and address provided to the General Partner is correct; and

(ii)	the Subscriber will notify the General Partner within seven days of any change in such status.

(c)

The Subscriber agrees to execute properly and provide to the General Partner in a timely manner any tax documentation that may be reasonably required by the General Partner in connection with the Partnership.

(d)

The Subscriber represents, declares and confirms that, to the best of its knowledge, it has not committed or been convicted of any tax crimes, and undertakes that it will notify the General Partner immediately upon any such commitment or conviction.

6	Anti-money laundering

(a)

It is in compliance with all applicable anti-money laundering laws and regulations, including but not limited to the anti-money laundering laws and regulations of the Cayman Islands and the Subscriber’s Jurisdiction.

(b)	It:

(i)	has conducted thorough due diligence with respect to all of its beneficial owners;

(ii)	has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds; and

(iii)	will retain evidence of any such identities, any source of funds and any such due diligence.

(c)	It does not know or have any reason to suspect that:

(i)	the monies used to fund the Subscriber’s investment in the Interests have been or will be derived from or related to any Illegal Activities; and

(ii)	the proceeds from the Subscriber’s investment in the Interests will be used to finance any Illegal Activities.

(d)	It has conducted appropriate due diligence of any beneficial owner who is:

(i)

a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise (“SFPF”). For purposes of the foregoing, a “senior official” or “senior executive” means an individual with substantial authority over policy, operations, or the use of government-owned resources;

(ii)	an immediate family member of the SFPF;

(iii)	a person who is widely known (or is actually known by the Subscriber) to maintain a close personal relationship with a SFPF or an immediate family member of a SFPF; or

(iv)	a corporation, business or other entity that has been formed by or for the benefit of such individual.

(e)

If it, receives deposits from, makes payments to or conducts transactions relating to a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with its investment in Interests, such Non-U.S. Bank:

(i)	has a fixed address, other than an electronic address or a post office box, in a country in which it is authorised to conduct banking activities;

(ii)	employs one or more individuals on a full-time basis;

(iii)	maintains operating records related to its banking activities;

(iv)	is subject to supervision and regulation by the banking authority that licensed it to conduct banking activities; and

(v)	does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered Affiliate.

(f)	It further agrees and acknowledges that, among other remedial measures:

(i)

the Partnership may be obligated to “freeze the account” of such Subscriber, either by prohibiting additional investments by the Subscriber and/or segregating assets of the Subscriber in compliance with governmental regulations and/or if the General Partner determines in its sole discretion that such action is in the best interests of the Partnership; and

(ii)

the Partnership may be required to report such action or confidential information relating to the Subscriber (including, without limitation, disclosing the Subscriber’s identity) to regulatory authorities.

(g)

The Subscriber represents and warrants that, to the best of its knowledge, its subscription funds do not originate from, nor will they be routed through, an account maintained at a shell bank[4], and/or a bank organised or chartered under the laws of a country or territory that is designated by the FATF as a "High Risk Jurisdiction subject to a Call for Action".

7	ERISA and Other Plan Matters

Unless otherwise disclosed to the General Partner in Schedule 5 hereof, the Subscriber is not, and is not acting (directly or indirectly) on behalf of, the Subscriber is not (i) an “employee benefit plan” that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) an individual retirement account or annuity or other “plan” that is subject to Code §4975, or (iii) a fund of funds, an insurance company separate account or an insurance company general account or another entity or account (such as a group trust), in each case whose underlying assets are deemed under the U.S. Department of Labor regulation codified at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), to include “plan assets” of any “employee benefit plan” subject to ERISA or “plan” subject to Code §4975 (each of clause (i) through (iii), a “Benefit Plan Investor”). If the Subscriber has indicated in Schedule 5 hereof that it is not a Benefit Plan Investor, it represents, warrants and covenants that it shall not become a Benefit Plan Investor for so long as it holds an interest in the Partnership. If the Subscriber is (x) a Benefit Plan Investor or (y) a governmental plan or other retirement arrangement (collectively with Benefit Plan Investors, “Plans”), the Subscriber makes the following representations, warranties and covenants:

(a)

The Plan’s decision to invest in the Partnership was made on an arms’ length basis by duly authorized fiduciaries in accordance with the Plan’s governing documents, which fiduciaries (each a “Plan Fiduciary”) (I) are independent of the Partnership, the General Partner, the Investment Advisor, and their respective affiliates, (II) are capable of evaluating investment risks and exercising independent judgment with regard to the Plan’s prospective investment in the Partnership and (III) are fiduciaries under ERISA and/or the Code or any other federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Partnership to be treated as assets of a Limited Partner by virtue of its Interest or otherwise subject the Partnership and the General Partner (or other Persons responsible for the operation of the Partnership and/or investment of the Partnership’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code (“Similar Law”), as applicable, with respect to the decision to invest in the Partnership.

4 "shell bank" means any institution that accepts currency for deposit and that (a) has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and (b) is unaffiliated with a regulated financial group that is subject to consolidated supervision.

(b)

None of the Partnership, the General Partner, the Investment Advisor, or any of their respective affiliates has undertaken to provide any advice or recommendation to any Plan Fiduciary, including in a fiduciary capacity, and no such advice nor any such recommendation was relied upon by any Plan Fiduciaries in deciding to invest in the Partnership. Such Plan Fiduciaries have considered any fiduciary duties or other obligations arising under ERISA, Code §4975 and any other Similar Law, including any regulations, rules and procedures issued thereunder and related judicial interpretations, in determining to invest in the Partnership, and such Plan Fiduciaries have independently determined that an investment in the Partnership is consistent with such fiduciary duties and other obligations.

(c)

No discretionary authority or control was exercised by the Partnership, the General Partner, the Investment Advisor, or any of their respective affiliates in connection with the Plan’s investment in the Partnership. No individualized investment advice was provided to the Plan or the Plan Fiduciary by the Partnership, the General Partner, the Investment Advisor, or their respective affiliates based upon the Plan’s investment policies or strategies, overall portfolio composition or diversification with respect to its investment in the Partnership.

(d)

The Subscriber acknowledges and agrees that the Partnership does not intend to hold plan assets of the Plan and that none of the Partnership, the General Partner, the Investment Advisor, or any of their respective affiliates will act as a fiduciary to the Plan under ERISA, the Code or any Similar Law with respect to the Subscriber’s purchase or retention of an Interest in the Partnership or the management or operation of the Partnership.

(e)

Assuming the assets of the Partnership are not “plan assets” within the meaning of Section 3(42) of ERISA, the Subscriber’s acquisition and holding of Interests will not constitute or result in a non-exempt “prohibited transaction” under ERISA or Code §4975 or a violation of any Similar Law.

(f)

The information provided in Schedule 5 hereof is true and accurate as of the date hereof; such information will remain true and accurate for so long as the Subscriber holds an interest in the Partnership; and the Subscriber agrees to notify the Partnership immediately if it has any reason to believe that it is or may be in breach of the foregoing representation and covenant.

8	Terrorism

Neither it, nor any person directly or indirectly Controlling, Controlled by or under common Control with it, is a person identified as a terrorist organisation on any relevant lists maintained by any Government Authority.

9	Data storage

As further described under Schedule 3, the Subscriber acknowledges that the General Partner representing the Partnership may reproduce, process and store data (including Confidential Information) in any information technology platform or document storage system used by the General Partner including, but not limited to, any cloud based system provided and managed by a service provider of the General Partner.

Schedule 3 – Cayman Islands Data Privacy Notice

The Partnership is an exempted limited partnership created under the laws of the Cayman Islands. Any reference to the Partnership shall, where applicable, include the General Partner solely in its capacity of general partner thereof.

The purpose of this document is to provide you with information on the Partnership's use of your personal data in accordance with the Cayman Islands Data Protection Act, 2017 and, in respect of EU data subjects, the EU General Data Protection Regulation (together, the "Data Protection Legislation").

If you are an individual investor, this will affect you directly. If you are an institutional investor that provides us with personal data on individuals connected to you for any reason in relation to your investment with us, this will be relevant for those individuals and you should transmit this document to such individuals or otherwise advise them of its content.

Your personal data will be processed by the Partnership, and by persons engaged by the Partnership.  Under the Data Protection Legislation, you have rights, and the Partnership has obligations, with respect to your personal data.  The purpose of this notice is to explain how and why the Partnership, and persons engaged by the Partnership, will use, store, share and otherwise process your personal data. This notice also sets out your rights under the Data Protection Legislation, and how you may exercise them.

Your personal data

By virtue of making an investment in the Partnership (including the initial application and ongoing interactions with the Partnership and persons engaged by the Partnership) or by virtue of you otherwise providing us with personal information on individuals connected with you as an investor (for example directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents), you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Legislation. In particular, you will provide us with personal information within the forms and any associated documentation that you complete when subscribing for interests; when you provide it to us or our service providers in correspondence and conversations (including by email); when you make transactions with respect to the Partnership; and when you provide remittance instructions.

We may also obtain personal data on you from other publicly accessible directories and sources. These may include websites; bankruptcy registers; tax authorities; governmental agencies and departments, and regulatory authorities, to whom we have regulatory obligations; credit reference agencies; sanctions screening databases; and fraud prevention and detection agencies and organisations, including law enforcement.

This includes information relating to you and/or any individuals connected with you as an investor in the Partnership such as: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, and source of funds details and details relating to your investment activity.

How the Partnership may use your personal data

The Partnership, as the data controller, may collect, store and use your personal data for purposes including the following.

The processing is necessary for the performance of a contract, including:

●	administering or managing the Partnership;
●	processing your subscription and investment in the Partnership, such as entering your information in the register of partners;
●	sending you statements relating to your investment;
●	facilitating the continuation or termination of the contractual relationship between you and the Partnership; and
●	facilitating the transfer of funds, and administering and facilitating any other transaction, between you and the Partnership or other relevant entities.

The processing is necessary for compliance with applicable legal or regulatory obligations, including:

●

undertaking investor due diligence including anti-money laundering and counter-terrorist checks, including verifying the identity and addresses of our investors (and, where applicable, their beneficial owners);

●	sanctions screening and complying with applicable sanctions and embargo legislation;
●	complying with requests from regulatory, governmental, tax and law enforcement authorities;
●	surveillance and investigation activities;
●	carrying out audit checks, and instructing our auditors;
●	maintaining statutory registers; and
●	preventing and detecting fraud.

In pursuance of our legitimate interests, or those of a third party to whom your personal data are disclosed, including:

●	complying with a legal, tax, accounting or regulatory obligation to which we or the third party are subject;
●	assessing and processing requests you make;
●	sending updates, information and notices or otherwise corresponding with you in connection with your investment in the Partnership;
●	investigating any complaints, or pursuing or defending any claims, proceedings or disputes;
●	providing you with, and informing you about investment products and services;
●	managing our risk and operations;
●	complying with audit requirements;
●	ensuring internal compliance with our policies and procedures;
●	protecting the Partnership against fraud, breach of confidence or theft of proprietary materials;
●	seeking professional advice, including legal advice;
●	facilitating business asset transactions involving the Partnership or related entities;
●	monitoring communications to/from us (where permitted by law); and
●	protecting the security and integrity of our IT systems.

We will only process your personal data in pursuance of our legitimate interests where we have considered that the processing is necessary and, on balance, our legitimate interests are not overridden by your legitimate interests, rights or freedoms.

The Partnership continues to be a data controller even though it may engage an administrator and other third parties to perform certain activities on the Partnership's behalf.

Sharing your personal data

We may share your personal data with our affiliates and delegates. In certain circumstances we may be legally obliged to share your personal data and other financial information with respect to your interest in the Partnership with relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities and other applicable regulatory authorities.

The Partnership’s affiliates and delegates may process your personal data on the Partnership's behalf, including with our banks, accountants, auditors and lawyers which may be data controllers in their own right. The Partnership's services providers, such as the administrator (if any), are generally processors acting on the instructions of the Partnership. Additionally, a service provider may use your personal data where this is necessary for compliance with a legal obligation to which it is directly subject (for example, to comply with applicable law in the area of anti-money laundering and counter terrorist financing or where mandated by a court order or regulatory sanction). The service provider, in respect of this specific use of personal data, acts as a data controller.

In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened) in any country or territory.

Sending your personal data internationally

Due to the international nature of our business, your personal data may be transferred to jurisdictions that do not offer equivalent protection of personal data as under the Data Protection Legislation. In such cases, we will process personal data or procure that it be processed in accordance with the requirements of the Data Protection Legislation, which may include having appropriate contractual undertakings in legal agreements with service providers who process personal data on our behalf.

Retention and deletion of your personal data

We will keep your personal data for as long as it is required by us. For example, we may require it for our legitimate business purposes, to perform our contractual obligations, or where law or regulation obliges us to. We will generally retain your personal data throughout the lifecycle of the investment you are involved in. Some personal data will be retained after your relationship with us ends.  We expect to delete your personal data (at the latest) once there is no longer any legal or regulatory requirement or legitimate business purpose for retaining your personal data.

Automated decision-making

We will not take decisions producing legal effects concerning you, or otherwise significantly affecting you, based solely on automated processing of your personal data, unless we have considered the proposed processing in a particular case and concluded in writing that it meets the applicable requirements under the Data Protection Legislation.

Your rights

You have certain data protection rights, including the right to:

●	be informed about the purposes for which your personal data are processed;
●	access your personal data;
●	stop direct marketing;
●	restrict the processing of your personal data;
●	have incomplete or inaccurate personal data corrected;
●	ask us to stop processing your personal data;
●	be informed of a personal data breach (unless the breach is unlikely to be prejudicial to you);
●	complain to the Cayman Islands Data Protection Ombudsman; and
●	require us to delete your personal data in some limited circumstances.

Contact us

We are committed to processing your personal data lawfully and to respecting your data protection rights. Please contact us if you have any questions about this notice or the personal data we hold about you, marking your communication "Data Protection Enquiry". Our contact details are set out in the Details

Schedule 4 – Entity Self-Certification

Instructions for completion

We are obliged under the Tax information Authority Law, the Regulations, and Guidance Notes made pursuant to that Law, and treaties and intergovernmental agreements entered into by the Cayman Islands in relation to the automatic exchange of information for tax matters (collectively "AEOI"), to collect certain information about each account holder’s tax status. Please complete the sections below as directed and provide any additional information that is requested. Please note that we may be obliged to share this information with relevant tax authorities. Terms referenced in this Form shall have the same meaning as applicable under the relevant Cayman Islands Regulations, Guidance Notes or international agreements.

If any of the information below regarding your tax residence or AEOI classification changes in the future, please ensure you advise us of these changes promptly. If you have any questions about how to complete this Form, please refer to accompanying guidelines for completion or contact your tax advisor.

PART I: General

Section 1: Account Holder Identification

AvePoint Ventures, LLC	United States of America / Virginia limited liability company
Legal Name of Entity/Branch	Country of incorporation/organisation

Current Residence or Registered Address:

901 East Byrd Street, Suite 900		Richmond
Number & Street		City/Town

Virginia	23219	United States of America
State/Province/County	Post Code	Country

Mailing address (if different from above):

Same as above.
Number & Street		City/Town

State/Province/County	Post Code	Country

PART II: US IGA

Section 2: U.S. Persons

Please tick and complete as appropriate.

(a)	☒	The entity is a Specified U.S. Person and the entity’s U.S. federal taxpayer identifying number (U.S. TIN) is as follows:

[REDACTED]

(b)	☐	The entity is a U.S. Person that is not a Specified U.S. Person.

Indicate exemption[5]

If the entity is not a U.S. person, please complete Section 3.

Section 3: US FATCA Classification for all Non United States Entities

Please complete this section if the entity is not a U.S. Person

3.1	If the entity is a Registered Foreign Financial Institution, please tick one of the below categories, and provide the entity’s FATCA GIIN at 3.1.1.

(a)	☐ Reporting Model 1 FFI

(b)	☐ Registered Deemed Compliant Foreign Financial Institution (other than a reporting Model 1 FFI, sponsored FFI, or non-reporting IGA FFI)

(c)	☐ Reporting Model 2 FFI

(d)	☐ Participating Foreign Financial Institution

3.1.1	Please provide your Global Intermediary Identification number (GIIN):
(if registration in progress indicate so)

3.2	If the entity is a Financial Institution but unable to provide a GIIN or has a Sponsored Entity GIIN, please complete one of the below categories:

(a)	☐ The Entity is a Sponsored Financial Institution (sponsored by another entity that has registered as a Sponsoring Entity) and (select one):

i.	☐ has no US reportable accounts, is a Sponsored FI in a Model 1 IGA jurisdiction and therefore not required to obtain a Sponsored Entity GIIN. Please provide the Sponsoring Entity’s name and GIIN.

Sponsoring Entity’s Name:
Sponsoring Entity’s GIIN:

Cont..

[5]

Under the US IGA and in the U.S. Internal Revenue Code, Specified US Person does not include: An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37); The United States or any of its agencies or instrumentalities; A state, the District of Columbia, a possession of the United States, or any of their political subdivisions, or instrumentalities; A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i); A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i); A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state; A real estate investment trust; A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940; A common trust fund as defined in section 584(a); A bank as defined in section 581; A broker; A trust exempt from tax under section 664 or described in section 4947; or A tax-exempt trust under a section 403(b) plan or section 457(g) plan.

ii.	☐ its Sponsor has obtained a Sponsored Entity GIIN on its behalf.

Please provide the Sponsoring Entity’s name and GIIN, and Sponsored Entity’s GIIN.

Sponsoring Entity’s Name:

Sponsoring Entity’s GIIN:

Sponsored Entity’s GIIN:

(b)	☐ The Entity is a Trustee Documented Trust. Please provide the Trustee’s name and GIIN.

Trustee’s Name:

Trustee’s GIIN:

(c)

☐   The Entity is a Certified Deemed Compliant, or otherwise Non-Reporting, Foreign Financial Institution (including a Foreign Financial Institution deemed compliant under Annex II of an IGA, except for a Trustee Documented Trust or Sponsored Financial Institution).

Indicate exemption:

(d)	☐ The Entity is a Non-Participating Foreign Financial Institution

3.3	If the entity is not a Foreign Financial Institution, please confirm the Entity’s FATCA status below:

(a)	☐ The Entity is an Exempt Beneficial Owner.[6]

Indicate status:

(b)	☐ The Entity is an Active Non-Financial Foreign Entity.[7] Indicate qualifying criteria (see Exhibit A):

(c)	☐ The Entity is a Direct Reporting NFFE.[8] Please provide the Entity’s GIIN.

Direct Reporting NFFE’s GIIN:

(d)	☐ The Entity is a Sponsored Direct Reporting NFFE.[9] Please provide the Sponsoring Entity’s name and GIIN.

Sponsoring Entity’s Name:

Sponsoring Entity’s GIIN:

Sponsored Entity’s GIIN:

(e)	☐ The Entity is a Passive Non-Financial Foreign Entity.[10]

[6] "	Exempt Beneficial Owner" means any of the entities listed as such in Annex II.I of the US IGA or Section 1.1471-6 or 1.1471-6T of the U.S. Treasury Regulations. See additional notes in Exhibit A
[7]	See definition of Active Non-Financial Foreign Entity in Exhibit A
[8]	See US Treasury FATCA Regulations, 26 CFR 1.1472-1(c)(3)
[9]	See US Treasury FATCA Regulations, 26 CFR 1.1472-1(c)(5)
[10]	See definition of Passive Non-Financial Foreign Entity in Exhibit A

If you have ticked 3.3(e) Passive Non-Financial Foreign Entity, please complete either i. OR ii. below

i.	Indicate the full name, address, and tax reference type and number of any Substantial U.S. Owners.

If the Entity has chosen to use the definition of ‘Substantial U.S. Owner’ from the U.S. Treasury Regulations in lieu of the definition of ‘Controlling Person’ as permitted under Article 4(7) of the Agreement between the Government of the Cayman Islands and the Government of the United States of America to Improve International Tax Compliance and to Implement FATCA, please complete the table below providing details of any Substantial U.S. Owners.11

Note: The decision to utilize the definition of ‘Substantial U.S. Owner’ in lieu of Controlling Person is only permitted with respect to PART II: US IGA.

Full Name	Full residence address	Tax reference type and number

OR

ii.	Alternatively, if you wish to use the Controlling Person definition as per the CRS definition in Exhibit B then please complete the following:

Please indicate the name of any Controlling Person(s)12:

Full Name of any Controlling Person(s)

Please complete Part IV below providing further details of any ultimate Controlling Persons who are natural persons

[11]	See definition of Substantial U.S. Owner(s) in Exhibit A.
[12]	See definition of Controlling Person(s) in Exhibit A.

PART III: Common Reporting Standard

Section 4: Declaration of All Tax Residency (repeat any residences indicated in Part II, Section 2 (US))

Please indicate the Entity’s place of tax residence (if resident in more than one jurisdiction please detail all jurisdictions and associated tax reference number type and number).

For the purposes of the Common Reporting Standard (CRS), all matters in connection with residence are determined in accordance with the CRS and its Commentaries.

If an entity has no residence for tax purposes please indicate the jurisdiction in which its place of effective management is situated. Please indicate not applicable if jurisdiction does not issue or you are unable to procure a tax reference number or functional equivalent, and indicate the reason below.

Jurisdiction(s) of tax residency	Tax reference number type	Tax reference number (e.g. TIN)
United States of America	Federal	[REDACTED]

If applicable, please specify the reason for non-availability of a tax reference number:

Section 5: CRS Classification

Provide your CRS classification by checking the corresponding box(es). Note that CRS classification does not necessarily coincide with your classification for US FATCA purposes.

5.1    ☐     If the entity is a Financial Institution13, please tick this box and specify the type of Financial Institution in (a), (b), or (c) below14:

a.

☐   Reporting Financial Institution under CRS. (Please note this classification only applies to a Financial Institution in a CRS Participating Jurisdiction.   If the entity is a Financial Institution in a Non-Participating Jurisdiction[15] under CRS, proceed to 5.1 (c)).

OR

(b)

☐   Non-Reporting Financial Institution under CRS. (Please note this classification only applies to a Financial Institution in a CRS Participating Jurisdiction. If the entity is a Financial Institution in a Non-Participating Jurisdiction under CRS, proceed to 5.1 (c)). Specify the type of Non-Reporting Financial Institution below:

☐	Governmental Entity

☐	International Organization

☐	Central Bank

☐	Broad Participation Retirement Fund

☐	Narrow Participation Retirement Fund

☐	Pension Fund of a Governmental Entity, International Organization, or Central Bank

☐	Exempt Collective Investment Vehicle

☐	Trust whose trustee reports all required information with respect to all CRS Reportable Accounts

☐	Qualified Credit Card Issuer

☐	Other Entity defined under the domestic law as low risk of being used to evade tax.

Specify the type provided in the domestic law:

OR

[13]	See definition of Financial Institution in Exhibit B.
[14]

Where the entity is resident in a Participating Jurisdiction, use the terms as defined under the CRS regime in that Jurisdiction. Where the entity is resident in a Non-Participating Jurisdiction, definitions under the Cayman Islands CRS regime must be used.

[15]	See definition of Non-Participating Jurisdiction in Exhibit B.

(c)	☐ Financial Institution resident in a Non-Participating Jurisdiction under CRS. Specify the type of Financial Institution below:

i.

☐   Investment Entity managed by another Financial Institution[16] where a controlling ownership interest is held (directly or indirectly) by a company listed on a stock exchange and subject to disclosure requirements or is a majority owned subsidiary of such a company.

ii.	☐ Investment Entity managed by another Financial Institution (other than i. above)

Note: If you are either:

(a)	☐ a widely-held, regulated Collective Investment Vehicle (CIV) established as a trust; OR

(b)	☐ a pension fund established as a trust,

you may apply the Controlling Persons test of a legal person as per the Controlling Person definition in Exhibit B, and where simplified due diligence procedures are permitted to be applied by the Financial Institution under the applicable AML regime17 in relation to the Account Holder and its Controlling Persons, no further information is required.

If you have ticked the box for 5.1(c) ii, and neither of the exemptions under (a) and (b) above applies, please indicate the name of the Controlling Person(s) in the table below.

Full Name of any Controlling Person(s). Please see definition in Exhibit B. (This table must not be left blank unless exemption (a) or (b) above applies)

Please also complete Part IV below providing further details of any ultimate Controlling Person(s) who are natural person(s).

iii.	☐ Other Investment Entity (other than i. or ii. above); OR

iv.	☐ Other Financial Institution, including a Depository Institution, Custodial Institution, or Specified Insurance Company.

[16]	The managing Financial Institution must be a Financial Institution other than an Investment Entity type b) defined within the definition of a Financial Institution in Exhibit B.
[17]

Please contact the Financial Institution to confirm whether simplified due diligence procedures under the Cayman Islands AML regime may apply to you as an Account Holder (e.g. by being a regulated pension fund in an approved jurisdiction).

5.2         ☒   If the entity is an Active Non-Financial Entity ("NFE") please tick this box and specify the type of Active NFE below:

(a)	☒ Corporation that is regularly traded or a related entity of a regularly traded corporation.

Provide the name of the stock exchange where traded:	Nasdaq

If you are a related entity of a regularly traded corporation, provide the name of the regularly traded corporation:

AvePoint, Inc. (AVPT)

(b)	☐ Governmental Entity, International Organization, a Central Bank, or an Entity wholly owned by one or more of the foregoing; OR

(c)	☐ Other Active Non-Financial Entity.[18] Indicate qualifying criteria (see Exhibit B):

5.3         ☐   If the entity is a Passive Non-Financial Entity please tick this box.19

If you have ticked this box please indicate the name of the Controlling Person(s). Please refer to the definition of Controlling Person in Exhibit B.

Full Name of any Controlling Person(s) (must not be left blank)

Please complete Part IV below providing further details of any ultimate Controlling Person(s) who are natural person(s).

Entity Declaration and Undertakings

I/We declare (as an authorised signatory of the Entity) that the information provided in this form is, to the best of my/our knowledge and belief, accurate and complete. I/We undertake to advise the recipient promptly and provide an updated Self-Certification form within 30 days where any change in circumstances occurs, which causes any of the information contained in this form to be inaccurate or incomplete. Where legally obliged to do so, I/we hereby consent to the recipient sharing this information with the relevant tax information authorities.

I/we acknowledge that it is an offence to make a self-certification that is false in a material particular.

Authorised Signature:		Authorised Signature:

Position/Title:		Position/Title:

Date (dd/mm/yyyy):	/ /	Date (dd/mm/yyyy):	/ /

[18]	See definition of Active Non-Financial Entity in Exhibit B.
[19]	Please see the definition of Passive Non-Financial Entity in Exhibit B.

PART IV: Controlling Persons

(please complete for each Controlling Person who is a natural person)

Section 6 – Identification of a Controlling Person

6.1          Name of Controlling Person:

Family Name or Surname(s):	Brown

First or Given Name:	Brian

Middle Name(s):	Michael

6.2          Current Residence Address:

Line 1 (e.g. House/Apt/Suite Name, Number, Street)	[REDACTED]

Line 2 (e.g. Town/City/Province/County/State)	[REDACTED]

Country:	USA

Postal Code/ZIP Code:	[REDACTED]

6.3         Mailing Address: (please complete if different from 6.2)

Line 1 (e.g. House/Apt/Suite Name, Number, Street)

Line 2 (e.g. Town/City/Province/County/State)

Country:

Postal Code/ZIP Code:

6.4 Date of birth[20] (dd/mm/yyyy)	[REDACTED]

6.5          Place of birth21

Town or City of Birth	[REDACTED]

Country of Birth	[REDACTED]

6.6          Please enter the legal name of the relevant entity Account Holder(s) of which you are a Controlling Person

Legal name of Entity 1	AvePoint Ventures, LLC

Legal name of Entity 2

Legal name of Entity 3

[20]	The Controlling Person’s date of birth is not required to be collected if the Controlling Person is not a Reportable Jurisdiction Person
[21]	The Controlling Person’s place of birth is not required to be collected if the Controlling Person is not a Reportable Jurisdiction Person

Section 7 – Jurisdiction of Residence for Tax Purposes and related Taxpayer Reference Number or functional equivalent (“TIN”)

Please complete the following table indicating:

(i)	where the Controlling Person is tax resident;

(ii)	the Controlling Person’s TIN for each jurisdiction indicated;[22] and,

(iii)	if the Controlling Person is a tax resident in a jurisdiction that is a Reportable Jurisdiction(s) then please also complete Section 10 “Type of Controlling Person”.

If the Controlling Person is tax resident in more than three jurisdictions please use a separate sheet

	Jurisdiction(s) of tax residency	Tax reference number type	Tax reference number (e.g. TIN)
1	United States of America	Social Security Number	[REDACTED]
2
3

If applicable, please specify the reason for non-availability of a tax reference number:

[22]	The Controlling Person’s TIN is not required to be collected if the Controlling Person is not a Reportable Jurisdiction Person.

Section 8 – Type of Controlling Person

(Please only complete this section if you are tax resident in one or more Reportable Jurisdictions)

Please provide the Controlling Person's Status by ticking the appropriate box.		Entity 1	Entity 2	Entity 3
a.	Controlling Person of a legal person – control by ownership	☐	☐	☐
b.	Controlling Person of a legal person – control by other means	☐	☐	☐
c.	Controlling Person of a legal person – senior managing official	☒	☐	☐
d.	Controlling Person of a trust – settlor	☐	☐	☐
e.	Controlling Person of a trust – trustee	☐	☐	☐
f.	Controlling Person of a trust – protector	☐	☐	☐
g.	Controlling Person of a trust – beneficiary	☐	☐	☐
h.	Controlling Person of a trust – other	☐	☐	☐
i.	Controlling Person of a legal arrangement (non-trust) – settlor-equivalent	☐	☐	☐
j.	Controlling Person of a legal arrangement (non-trust) – trustee-equivalent	☐	☐	☐
k.	Controlling Person of a legal arrangement (non-trust) – protector-equivalent	☐	☐	☐
l.	Controlling Person of a legal arrangement (non-trust) – beneficiary-equivalent	☐	☐	☐
m.	Controlling Person of a legal arrangement (non-trust) – other-equivalent	☐	☐	☐

Controlling Person Declaration and Undertakings

●

I acknowledge that the information contained in this form and information regarding the Controlling Person(s) and any Reportable Account(s) may be reported to the tax authorities of the jurisdiction in which this account(s) is/are maintained and exchanged with tax authorities of another jurisdiction(s) in which [I/the Controlling Person] may be tax resident pursuant to international agreements to exchange financial account information.

●

I certify that either (a) I am the Controlling Person, or am authorised to sign for the Controlling Person, of all the account(s) held by the entity Account Holder to which this form relates; or (b) I am authorised by the Account Holder to make this declaration.

●	I declare that all statements made in this declaration are, to the best of my knowledge and belief, correct and complete.

●	I acknowledge that it is an offence to make a self-certification that is false in a material particular.

●

I undertake to advise the recipient within 30 days of any change in circumstances which affects the tax residency status of the individual identified in Part IV of this form or causes the information contained herein to become incorrect, and to provide the recipient with a suitably updated self-certification and Declaration within 30 days of such change in circumstances.

Signature:

Print name:	Brian Michael Brown

Date (dd/mm/yyyy):	02/28/2024

Note: If you are not the Controlling Person, and not authorised to sign the Declaration on behalf of the Account Holder, please indicate the capacity in which you are signing the form on behalf of the Controlling Person. If signing under a power of attorney or other equivalent written authorisation, on behalf of the Controlling Person, please also attach a certified copy of the power of attorney or written authorisation.

Capacity:

EXHIBIT A

US IGA DEFINITIONS

Account Holder means the person listed or identified as the holder of a Financial Account by the Financial Institution that maintains the account. A person, other than a Financial Institution, holding a Financial Account for the benefit or account of another person as agent, custodian, nominee, signatory, investment advisor, or intermediary, is not treated as holding the account for purposes of this Deed, and such other person is treated as holding the account. For purposes of the immediately preceding sentence, the term “Financial Institution” does not include a Financial Institution organized or incorporated in a U.S. Territory. In the case of a Cash Value Insurance Contract or an Annuity Contract, the Account Holder is any person entitled to access the Cash Value or change the beneficiary of the contract. If no person can access the Cash Value or change the beneficiary, the Account Holder is any person named as the owner in the contract and any person with a vested entitlement to payment under the terms of the contract. Upon the maturity of a Cash Value Insurance Contract or an Annuity Contract, each person entitled to receive a payment under the contract is treated as an Account Holder.

Active Non-Financial Foreign Entity means any NFFE which is a Non U.S. entity that meets any of the following criteria:

(a)

Less than 50 percent of the NFFE’s gross income for the preceding calendar year or other appropriate reporting period is passive income and less than 50 percent of the assets held by the NFFE during the preceding calendar year or other appropriate reporting period are assets that produce or are held for the production of passive income;

(b)	The stock of the NFFE is regularly traded on an established securities market or the NFFE is a Related Entity of an Entity the stock of which is traded on an established securities market;

(c)	The NFFE is organized in a U.S. Territory and all of the owners of the payee are bona fide residents of that U.S. Territory;

(d)	The NFFE is a non-U.S. government, a government of a U.S. Territory, an international organization, a non-U.S. central bank of issue, or an Entity wholly owned by one or more of the foregoing;

(e)

substantially all of the activities of the NFFE consist of holding (in whole or in part) the outstanding stock of, and providing financing and services to, one or more subsidiaries that engage in trades or businesses other than the business of a Financial Institution, except that an NFFE shall not qualify for this status if the NFFE functions (or holds itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund or any investment vehicle whose purpose is to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes;

(f)

The NFFE is not yet operating a business and has no prior operating history, but is investing capital into assets with the intent to operate a business other than that of a Financial Institution; provided, that the NFFE shall not qualify for this exception after the date that is 24 months after the date of the initial organization of the NFFE;

(g)

The NFFE was not a Financial Institution in the past five years, and is in the process of liquidating its assets or is reorganizing with the intent to continue or recommence operations in a business other than that of a Financial Institution;

(h)

The NFFE primarily engages in financing and hedging transactions with or for Related Entities that are not Financial Institutions, and does not provide financing or hedging services to any Entity that is not a Related Entity, provided that the group of any such Related Entities is primarily engaged in a business other than that of a Financial Institution; or

(i)	The NFFE is an “excepted NFFE” as described in relevant U.S. Treasury Regulations; or

(j)	The NFFE meets all of the following requirements:

i)

It is established and maintained in its country of residence exclusively for religious, charitable, scientific, artistic, cultural, athletic or educational purposes; or it is established and operated in its jurisdiction of residence and it is a professional organization, business league, chamber of commerce, labour organization, agricultural or horticultural organization, civic league or an organization operated exclusively for the promotion of social welfare;

ii)	It is exempt from income tax in its country of residence;

iii)	It has no shareholders or members who have a proprietary or beneficial interest in its income or assets;

iv)

The applicable laws of the Entity’s country of residence or the Entity’s formation documents do not permit any income or assets of the Entity to be distributed to, or applied for the benefit of, a private person or non- charitable Entity other than pursuant to the conduct of the Entity’s charitable activities, or as payment of reasonable compensation for services rendered, or as payment representing the fair market value of property which the Entity has purchased; and

v)

The applicable laws of the Entity’s country of residence or the Entity’s formation documents require that, upon the Entity’s liquidation or dissolution, all of its assets be distributed to a governmental entity or other non-profit organization, or escheat to the government of the Entity’s jurisdiction of residence or any political subdivision thereof.

Code means the U.S Internal Revenue Code of 1986, as amended.

Controlling Person means the natural persons who exercise direct or indirect control over an entity. In the case of a trust, such term means the settlor, the trustees, the protector (if any), the beneficiaries or class of beneficiaries, and any other natural person exercising ultimate effective control over the trust, and in the case of a legal arrangement other than a trust, such term means persons in equivalent or similar positions. The term 'Controlling Persons' shall be interpreted in a manner consistent with the Financial Action Task Force Recommendations (“FATF”).

FATF Recommendations on Controlling Persons:

Identify the beneficial owners of the customer and take reasonable measures to verify the identity of such persons, through the following information. For legal persons23:

(a)

The identity of the natural persons (if any – as ownership interests can be so diversified that there are no natural persons (whether acting alone or together) exercising control of the legal person or arrangement through ownership) who ultimately have a controlling ownership interest[24] in a legal person; and

(b)

to the extent that there is doubt under (a) as to whether the person(s) with the controlling ownership interest are the beneficial owner(s) or where no natural person exerts control through ownership interests, the identity of the natural persons (if any) exercising control of the legal person or arrangement through other means.

(c)

Where no natural person is identified under (a) or (b) above, financial institutions should identify and take reasonable measures to verify the identity of the relevant natural person who holds the position of senior managing official.

Entity means a legal person or a legal arrangement such as a trust.

Exempt Beneficial Owners under the US IGA include Government entities, International Organisations, Central Bank, Broad Participation Retirement Funds, Narrow Participation Retirement Funds, Pension Funds of an Exempt Beneficial Owner, and Investment Entities wholly owned by Exempt Beneficial Owners. Please refer to the IGA for detailed definitions.

Financial Institution means a Custodial Institution, a Depository Institution, an Investment Entity, or a Specified Insurance Company, where:

(a)

Custodial Institution means any entity that holds, as a substantial portion of its business, financial assets for the account of others. An entity holds financial assets for the account of others as a substantial portion of its business if the entity’s gross income attributable to the holding of financial assets and related financial services equals or exceeds 20 percent of the Entity’s gross income during the shorter of: (i) the three-year period that ends on 31 December (or the final day of a non-calendar year accounting period) prior to the year in which the determination is being made; or (ii) the period during which the entity has been in existence;

[23]	Measures (a) to (b) are not alternative options, but are cascading measures, with each to be used where the previous measure has been applied and has not identified a beneficial owner.
[24]	A controlling ownership interest depends on the ownership structure of the company. It may be based on a threshold, e.g. any person owning more than a certain percentage of the company (e.g. 25%).

(b)	Depository Institution means any entity that accepts deposits in the ordinary course of a banking or similar business;

(c)

Investment Entity means any entity that conducts as a business (or is managed by an entity that conducts as a business) one or more of the following activities or operations for or on behalf of a customer: (1) trading in money market instruments (cheques, bills, certificates of deposit, derivatives, etc.); foreign exchange; exchange, interest rate and index instruments; transferable securities; or commodity futures trading; (2) individual and collective portfolio management; or (3) otherwise investing, administering, or managing funds or money on behalf of other persons. The term Investment Entity shall be interpreted in a manner consistent with similar language set forth in the definition of “financial institution” in the Financial Action Task Force Recommendations; and

(d)

Specified Insurance Company means any entity that is an insurance company (or the holding company of an insurance company) that issues, or is obligated to make payments with respect to, a Cash Value Insurance Contract or an Annuity Contract.

NFFE means any Non-U.S. Entity that is not a Financial Institution as defined in US FATCA.

Non-U.S. Entity means an Entity that is not a U.S. Person.

Passive Non-Financial Foreign Entity means any NFFE that is not an Active Non-Financial Foreign Entity.

Related Entity An entity is a Related Entity of another entity if either entity controls the other entity, or the two entities are under common control. For this purpose control includes direct or indirect ownership of more than 50 percent of the vote or value in an entity. Notwithstanding the foregoing, either Party may treat an entity as not a related entity if the two entities are not members of the same affiliated group, as defined in Section 1471(e)(2) of the Code.

Specified U.S. Person means a U.S. Person other than:

(a)	a corporation the stock of which is regularly traded on established securities markets;

(b)	any corporation that is a member of the same expanded affiliated group;

(c)	the United States or any wholly owned agency or instrumentality thereof;

(d)	any State of the United States, any U.S. Territory, any political subdivision or wholly owned agency or instrumentality of any one or more of the foregoing;

(e)	any organization exempt from taxation under section 501 (a) of the Internal Revenue Code (the “Code”) or certain individual retirement plans defined in section 7701(a)(37) of the Code ;

(f)	any bank as defined in section 581 of the Code;

(g)	any real estate investment trust as defined in section 856 of the Code;

(h)	any regulated investment company defined in section 851 of the Code or any entity registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940;

(i)	any common trust fund as defined in section 584(a) of the Code;

(j)	any trust that is exempt from tax under section 664(c) of the Code or that is described in 4947(a)(1) of the Code;

(k)	a dealer in securities, commodities, or derivative financial instruments that is registered as such under the laws of the United States or any State;

(l)	a broker as defined in section 6045(c) of the Code; or

(m)	any tax-exempt trust under a plan that is described in section 403(b) or section 457(g) of the Code

Substantial U.S. Owner (as defined in Regulations section 1.1473-1(b)) means generally:

(a)	With respect to any foreign corporation, any Specified U.S. Person that owns, directly or indirectly, more than 10 percent of the stock of such corporation (by vote or value);

(b)	With respect to any foreign partnership, any Specified U.S. Person that owns, directly or indirectly, more than 10 percent of the profits interests or capital interests in such partnership; and

(c)	In the case of a trust–

i.	Any Specified U.S. Person treated as an owner of any portion of the trust under sections 671 through 679 of the IRC; and

ii.	Any Specified U.S. Person that holds, directly or indirectly, more than 10 percent of the beneficial interests of the trust.

U.S. Person means a U.S. citizen or resident individual, a partnership or corporation organized in the United States or under the laws of the United States or any State thereof, a trust if (i) a court within the United States would have authority under applicable law to render orders or judgments concerning substantially all issues regarding administration of the trust, and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust, or an estate of a decedent that is a citizen or resident of the United States. Refer to the U.S. Internal Revenue Code for further interpretation.

EXHIBIT B

CRS DEFINITIONS

Account Holder means the person listed or identified as the holder of a Financial Account by the Financial Institution that maintains the account. A person, other than a Financial Institution, holding a Financial Account for the benefit or account of another person as agent, custodian, nominee, signatory, investment advisor, or intermediary, is not treated as holding the account for purposes of the Common Reporting Standard, and such other person is treated as holding the account. In the case of a Cash Value Insurance Contract or an Annuity Contract, the Account Holder is any person entitled to access the Cash Value or change the beneficiary of the contract. If no person can access the Cash Value or change the beneficiary, the Account Holder is any person named as the owner in the contract and any person with a vested entitlement to payment under the terms of the contract. Upon the maturity of a Cash Value Insurance Contract or an Annuity Contract, each person entitled to receive a payment under the contract is treated as an Account Holder.

Active Non-Financial Entity means any NFE that meets any of the following criteria:

a)

less than 50% of the NFE’s gross income for the preceding calendar year or other appropriate reporting period is passive income and less than 50% of the assets held by the NFE during the preceding calendar year or other appropriate reporting period are assets that produce or are held for the production of passive income;

b)	the stock of the NFE is regularly traded on an established securities market or the NFE is a Related Entity of an Entity the stock of which is regularly traded on an established securities market;

c)	the NFE is a Governmental Entity, an International Organisation, a Central Bank, or an Entity wholly owned by one or more of the foregoing;

d)

substantially all of the activities of the NFE consist of holding (in whole or in part) the outstanding stock of, or providing financing and services to, one or more subsidiaries that engage in trades or businesses other than the business of a Financial Institution, except that an Entity does not qualify for this status if the Entity functions (or holds itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle whose purpose is to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes;

e)

the NFE is not yet operating a business and has no prior operating history, but is investing capital into assets with the intent to operate a business other than that of a Financial Institution, provided that the NFE does not qualify for this exception after the date that is 24 months after the date of the initial organisation of the NFE;

f)

the NFE was not a Financial Institution in the past five years, and is in the process of liquidating its assets or is reorganising with the intent to continue or recommence operations in a business other than that of a Financial Institution;

g)

the NFE primarily engages in financing and hedging transactions with, or for, Related Entities that are not Financial Institutions, and does not provide financing or hedging services to any Entity that is not a Related Entity, provided that the group of any such Related Entities is primarily engaged in a business other than that of a Financial Institution; or

h)	the NFE meets all of the following requirements:

i)

it is established and operated in its jurisdiction of residence exclusively for religious, charitable, scientific, artistic, cultural, athletic, or educational purposes; or it is established and operated in its jurisdiction of residence and it is a professional organisation, business league, chamber of commerce, labour organisation, agricultural or horticultural organisation, civic league or an organisation operated exclusively for the promotion of social welfare;

ii)	it is exempt from income tax in its jurisdiction of residence;

iii)	it has no shareholders or members who have a proprietary or beneficial interest in its income or assets;

iv)

the applicable laws of the NFE’s jurisdiction of residence or the NFE’s formation documents do not permit any income or assets of the NFE to be distributed to, or applied for the benefit of, a private person or non- charitable Entity other than pursuant to the conduct of the NFE’s charitable activities, or as payment of reasonable compensation for services rendered, or as payment representing the fair market value of property which the NFE has purchased; and

v)

the applicable laws of the NFE’s jurisdiction of residence or the NFE’s formation documents require that, upon the NFE’s liquidation or dissolution, all of its assets be distributed to a Governmental Entity or other non-profit organisation, or escheat to the government of the NFE’s jurisdiction of residence or any political subdivision thereof.

Controlling Person means the natural persons who exercise direct or indirect control over an entity.

In the case of a trust, such term means the settlor(s), the trustees(s), the protector(s) (if any), the beneficiary(ies) or class(es) of beneficiaries, and any other natural person(s) exercising ultimate effective control over the trust, and in the case of a legal arrangement other than a trust, such term means persons in equivalent or similar positions. The term 'Controlling Persons' shall be interpreted in a manner consistent with the Financial Action Task Force Recommendations (“FATF”).

FATF Recommendations on Controlling Persons:

Identify the beneficial owners of the customer and take reasonable measures to verify the identity of such persons, through the following information. For legal persons25:

(a)

The identity of the natural persons (if any – as ownership interests can be so diversified that there are no natural persons (whether acting alone or together) exercising control of the legal person or arrangement through ownership) who ultimately have a controlling ownership interest[26] in a legal person; and

(b)

to the extent that there is doubt under (a) as to whether the person(s) with the controlling ownership interest are the beneficial owner(s) or where no natural person exerts control through ownership interests, the identity of the natural persons (if any) exercising control of the legal person or arrangement through other means.

(c)

Where no natural person is identified under (a) or (b) above, financial institutions should identify and take reasonable measures to verify the identity of the relevant natural person who holds the position of senior managing official.

Financial Institution means a Custodial Institution, a Depository Institution, an Investment Entity, or a Specified Insurance Company, where:

(a)

Custodial Institution means any entity that holds, as a substantial portion of its business, financial assets for the account of others. An entity holds financial assets for the account of others as a substantial portion of its business if the entity’s gross income attributable to the holding of financial assets and related financial services equals or exceeds 20 percent of the Entity’s gross income during the shorter of: (i) the three-year period that ends on 31 December (or the final day of a non-calendar year accounting period) prior to the year in which the determination is being made; or (ii) the period during which the entity has been in existence;

(b)	Depository Institution means any entity that accepts deposits in the ordinary course of a banking or similar business;

(c)	Investment Entity means any entity :

(A)          that primarily conducts as a business one or more of the following activities or operations for or on behalf of a customer:

i)

trading in money market instruments (cheques, bills, certificates of deposit, derivatives, etc.); foreign exchange; exchange, interest rate and index instruments; transferable securities; or commodity futures trading;

ii)	individual and collective portfolio management; or

[25]	Measures (a) to (b) are not alternative options, but are cascading measures, with each to be used where the previous measure has been applied and has not identified a beneficial owner.
[26]

A controlling ownership interest depends on the ownership structure of the company. The threshold in respect of a legal person is direct or indirect ownership or control of 10% or more of the shares or voting rights in the legal person, being the threshold specified by the Anti-Money Laundering Regulations, 2018 which implement the FATF Recommendations in the Cayman Islands.

iii)	otherwise investing, administering, or managing Financial Assets or money on behalf of other persons; or

(B)           the gross income of which is primarily attributable to investing, reinvesting, or trading in Financial Assets, if the entity is managed by another entity that is a Depository Institution, a Custodial Institution, a Specified Insurance Company, or an Investment Entity described in limb (A) of this definition.

An entity is treated as primarily conducting as a business one or more of the activities described in limb (A), or an entity’s gross income is primarily attributable to investing, reinvesting, or trading in Financial Assets for purposes of limb (B) if the entity’s gross income attributable to the relevant activities equals or exceeds 50% of the entity’s gross income during the shorter of: (i) the three-year period ending on 31 December of the year preceding the year in which the determination is made; or (ii) the period during which the entity has been in existence. The term “Investment Entity” does not include an entity that is an Active Non-Financial Foreign Entity because it meets any of the criteria in subparagraphs d) through (g) of the definition of Active NFE.

The preceding paragraph shall be interpreted in a manner consistent with similar language set forth in the definition of “financial institution” in the Financial Action Task Force Recommendations; and

(d)

Specified Insurance Company means any entity that is an insurance company (or the holding company of an insurance company) that issues, or is obligated to make payments with respect to, a Cash Value Insurance Contract or an Annuity Contract.

Non-Financial Entity or NFE means any Entity that is not a Financial Institution.

Non-Participating Jurisdiction means a jurisdiction that is not a Participating Jurisdiction.

Non-Reporting Financial Institution means any Financial Institution that is:

(a)

a Governmental Entity, International Organisation or Central Bank, other than with respect to a payment that is derived from an obligation held in connection with a commercial financial activity of a type engaged in by a Specified Insurance Company, Custodial Institution, or Depository Institution;

(b)	a Broad Participation Retirement Fund; a Narrow Participation Retirement Fund; a Pension Fund of a Governmental Entity, International Organisation or Central Bank; or a Qualified Credit Card Issuer;

(c)

any other Entity that presents a low risk of being used to evade tax, has substantially similar characteristics to any of the Entities described in subparagraphs B(1)(a) and (b), and is defined in domestic law as a Non-Reporting Financial Institution, provided that the status of such Entity as a Non-Reporting Financial Institution does not frustrate the purposes of the Common Reporting Standard;

(d)	an Exempt Collective Investment Vehicle; or

(e)

a trust to the extent that the trustee of the trust is a Reporting Financial Institution and reports all information required to be reported pursuant to Section I with respect to all Reportable Accounts of the trust.

Participating Jurisdiction means a jurisdiction (i) with which an agreement is in place pursuant to which it will provide the information specified in Section I (of the CRS), and (ii) which is identified in a published list.

Participating Jurisdiction Financial Institution means (i) any Financial Institution that is resident in a Participating Jurisdiction, but excludes any branch of that Financial Institution that is located outside such Participating Jurisdiction, and (ii) any branch of a Financial Institution that is not resident in a Participating Jurisdiction, if that branch is located in such Participating Jurisdiction.

Passive Non-Financial Entity means any: (i) Non-Financial Entity that is not an Active Non-Financial Entity; or (ii) an Investment Entity described in limb B (or subparagraph A(6)(b) of the Standard) of the definition of Investment Entity that is not a Participating Jurisdiction Financial Institution.

Related Entity means an entity related to another entity because (i) either entity controls the other entity; (ii) the two entities are under common control; or (iii) the two entities are Investment Entities described limb B of the definition of Investment Entity, are under common management, and such management fulfils the due diligence obligations of such Investment Entities. For this purpose control includes direct or indirect ownership of more than 50 % of the vote and value in an Entity.

Schedule 5 – ERISA Questionnaire (to be completed by all Subscribers)

The Subscriber hereby notifies the General Partner and the Partnership that the following statements are true as indicated:

(1)	The Subscriber is not and will not be, for so long as Subscriber holds a limited partner interest in the Partnership, a “benefit plan investor” within the meaning of Section 3(42) of ERISA.

     X      True                   _____ False

(2)	The Subscriber is a non-U.S. plan (established and maintained outside of the United States primarily for the benefit of individuals substantially all of whom are non-residents of the United States).

_____ True                        X      False

(3)	The Subscriber is an “employee benefit plan” that is subject to Title I of ERISA.

_____ True                        X      False

(4)	The Subscriber is an individual retirement account or annuity or other “plan” that is subject to Code §4975.

_____ True                        X      False

(5)	The Subscriber is an insurance company general account.

_____ True                        X      False

If “True,” do the underlying assets of the Subscriber include the “plan assets” of one or more “Benefit Plan Investors” (as defined in the Limited Partnership Agreement) that are subject to ERISA or Code §4975?

               Yes                                 No

If “Yes,” the maximum percentage of the Subscriber’s assets that may be held by Benefit Plan Investors is ______% (specify maximum percentage). The Subscriber represents, warrants and covenants that this percentage shall not be exceeded for so long as it holds an Interest.

(6)

The Subscriber is an entity described in 29 C.F.R. § 2510.3-101(h) of the “Plan Asset Regulations” (as defined in the Limited Partnership Agreement), including a group trust which is exempt from taxation pursuant to the principles of Rev. Ruling 81-100; a common or collective trust fund of a bank; or an insurance company separate account (other than a separate account that is maintained solely in connection with fixed contractual obligations of the insurance company under which the amounts payable, or credited, to the plan and to any participant or beneficiary of the plan are not affected in any manner by the investment performance of the separate account).

_____ True                        X      False

If “True,” do the underlying assets of the Subscriber include the “plan assets” of one or more Benefit Plan Investors that are subject to ERISA or Code §4975?

               Yes                                 No

(7)

The Subscriber is an entity, account or other pooled investment fund other than one described in items (5) or (6), above, such as a fund of funds, the underlying assets of which are (or may in the future be (e.g., because of future fundraising)) deemed under the Plan Asset Regulations to include “plan assets” of any “employee benefit plan” subject to ERISA or “plan” subject to Code §4975.

_____ True                        X      False

If “True,” the maximum percentage of the Subscriber’s assets that may be held by Benefit Plan Investors is ______% (specify maximum percentage). The Subscriber represents, warrants and covenants that this percentage shall not be exceeded for so long as it holds an Interest.

(8)	The Subscriber is a U.S. “governmental plan” within the meaning of Section 3(32) of ERISA.

_____ True                        X      False

(9)	The Subscriber is a U.S. “church plan” within the meaning of Section 3(33) of ERISA.

_____ True                        X      False

If “True,” has the Subscriber elected to be subject to ERISA?

_____ Yes                  _____ No

(10)

Does the Subscriber, or any affiliate of the Subscriber, have discretionary authority or control with respect to the assets of the Partnership or provide investment advice for a fee (direct or indirect) with respect to such assets?

_____ Yes                       X      No

For purposes of the foregoing, an “affiliate” of a person or entity includes any person or entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person or entity. “Control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

Schedule 6 – Subscriber Eligibility Questionnaire (to be completed by all Subscribers)

A.	General Information

1.	Print Full Name of Subscriber:
Individual: N/A First Middle Last Partnership, Corporation, Trust, Limited Liability Company, Custodial Account, Other: AvePoint Ventures, LLC Name of Entity

B.	Supplemental Data for Individuals

1.	Is the Subscriber a U.S. Person within the meaning of Regulation S under the Securities Act?

☐ Yes         ☐ No

2.	Please indicate whether you are investing the assets of any retirement plan, employee benefit plan or other similar arrangement (such as an IRA or “Keogh” plan):

☐ Yes         ☐ No

If the question above was answered “Yes,” please contact the General Partner.

C.	Supplemental Data for Entities If the Subscriber is not a natural person, the Subscriber must furnish the following supplemental data:

1.a.	Legal form of entity (trust, corporation, partnership, limited liability company, etc.):

Limited Liability Company

1.b.	Jurisdiction of organization and location of domicile: Virginia

1.c.	Location of registered office:

901 East Byrd Street, Suite 900, Richmond, VA, 23219

2.	Is the Subscriber a U.S. Person as defined in Regulation S under the Securities Act?

☑ Yes         ☐ No

3.

Is the Subscriber (a) a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person (e.g., a grantor trust), (b) an entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a natural person or a trust described in clause (a) of this sentence (e.g., a limited liability company with a single member), (c) an organization described in Sections 401(a) or 501 of the Code or (d) a trust permanently set aside or to be used for a charitable purpose?

☐ Yes         ☑ No

4.	Was the Subscriber formed, organized, reorganized, capitalized or recapitalized for the specific purpose of acquiring Interests?

☑ Yes         ☐ No

If the answer to the above question is “Yes,” please contact the General Partner.

5.a.	Is the Subscriber a grantor trust, a partnership or an S-Corporation for U.S. federal income tax purposes?

☐ Yes         ☑ No

5.b.	If question 5.a above was answered “Yes,” please indicate whether or not:

(i)

more than 50 percent of the value of the ownership interest of any beneficial owner in the Subscriber is (or may at any time during the term of the Partnership be) attributable to the Subscriber’s (direct or indirect) interest in the Partnership; or

☐ Yes         ☐ No

(ii)

it is a principal purpose of the Subscriber’s participation in the Partnership to permit the Partnership to satisfy the 100 partner limitation contained in United States Treasury Regulation Section 1.7704-1(h)(3).

☐ Yes         ☐ No

If either question (i) or (ii) above was answered “Yes,” please contact the General Partner.

7.	If the Subscriber’s tax year ends on a date other than December 31, please indicate such date below:

______________________________________________________________________________________

_____________________________

8.

Is the Subscriber subject to the United States Freedom of Information Act, 5 U.S.C. § 552, (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement that might result in the disclosure of confidential information relating to the Partnership?

☐ Yes         ☑ No

If the question above was answered “Yes,” please indicate the relevant laws to which the Subscriber is subject and provide any additional explanatory information in the space below:

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

9.a.	Is the Subscriber a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person; or

☐ Yes         ☑ No

9.b.	Is the Subscriber an entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a natural person or a trust described in question 9.a above?

☐ Yes         ☑ No

If either question above was answered “Yes,” please contact the General Partner.

D.	Related Parties, Other Beneficial Parties and Nominee Arrangements

1.	To the best of the Subscriber’s knowledge, does the Subscriber control, or is the Subscriber controlled by or under common control with, any other subscriber in the Partnership?

☐ Yes         ☑ No

If the question above was answered “Yes,” please indicate the name of such other Subscriber in the space below:

________________________

2.a.

Will any other person or entity have a beneficial interest in the Interests to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Subscriber)? (For example, “nominee” Subscribers or Subscribers who have entered into swap or other synthetic or derivative instruments or arrangements with respect to the Interests to be acquired herein should check “Yes”)

☐ Yes         ☑ No

2.b.	Is the Subscriber acting on behalf of an unrelated third party (e.g., nominee arrangement)?

☐ Yes         ☑ No

If “Yes,” please describe the arrangement:

____________________________________________________

If either question above was answered “Yes,” please contact the General Partner.

E.	U.S. / Non-U.S. and Related Tax Information

Each Subscriber must select one of the two boxes below:

☑

U.S. Investors: The Subscriber certifies under penalties of perjury, and agrees, that (i) (A) the name, taxpayer identification number, and address, as applicable, provided herein are correct and (B) the Subscriber will complete, sign and return with this Subscription Deed an IRS Form W-9 and the Entity Self-Certification in Schedule 4; (ii) the Subscriber (A) is a United States person (as defined in Section 7701(a)(30) of the Code) and (B) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (each as defined in the Code); and (iii) the Subscriber will notify the General Partner within thirty (30) days of any change in the information provided on the appended Form W-9. The Subscriber agrees to execute properly and provide to the Partnership in a timely manner any tax documentation or information that may be requested or required by the General Partner in connection with the Partnership (including, but not limited to (x) information required to reduce or eliminate any withholding tax directly or indirectly imposed on or collected by or with respect to the Partnership pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or future interpretations thereof any agreement entered into thereunder (including those set forth in Section 1471(b)(1) of the Code and any intergovernmental agreement), and any applicable law implementing an intergovernmental agreement or approach thereto (“US FATCA”) and (y) any other information reasonably requested by the General Partner that is necessary or appropriate for the Partnership to comply with its obligations pursuant to US FATCA or similar legislation, regulations or guidance enacted in any jurisdiction which seeks to implement similar tax reporting and/or withholding tax regimes, and any intergovernmental agreements entered into thereto).

☐

Non-U.S. Investors: The Subscriber certifies under penalties of perjury, and agrees, that that (i) (A) the name, taxpayer identification number, and address, as applicable, provided herein are correct and (B) the Subscriber will complete, sign and return with this Subscription Deed the appropriate Form W-8BEN, Form W-8BEN-E, Form W-8IMY, Form W-8ECI or Form W-8EXP and the applicable Entity Self-Certification in Schedule 4; (ii) the Subscriber (A) is not a United States person (as defined in Section 7701(a)(30) of the Code) and (B) is a foreign corporation, foreign partnership, foreign trust or foreign estate (each as defined in the Code); and (iii) the Subscriber will notify the General Partner within thirty (30) days of any change in the information provided on the appended Form W-8BEN, Form W-8BEN-E, Form W-8IMY, Form W-8ECI or Form W-8EXP. The Subscriber agrees to execute properly and provide to the Partnership in a timely manner any tax documentation or information that may be reasonably requested or required by the General Partner in connection with the Partnership (including, but not limited to (x) the name, address and tax identification number of any “substantial U.S. owner” of the Subscriber or other information required to reduce or eliminate any withholding tax directly or indirectly imposed on or collected by or with respect to the Partnership pursuant to US FATCA and (y) any other information reasonably requested by the General Partner that is necessary or appropriate for the Partnership to comply with its obligations pursuant to US FATCA or similar legislation, regulations or guidance enacted in any jurisdiction which seeks to implement similar tax reporting and/or withholding tax regimes, and any intergovernmental agreements entered into thereto). The Subscriber will promptly notify the General Partner in writing if any information provided to the General Partner pursuant to this paragraph changes (including in the event the IRS terminates any agreement entered into with the Investor under Section 1471(b) of the Code). If the Subscriber fails to supply sufficient information, including such information as requested by the General Partner pursuant to this paragraph, on a timely basis (taking into account, without limitation, the time that the General Partner reasonably requires to process such information), the Subscriber acknowledges that it may be subject to a 30% U.S. withholding tax imposed on U.S.-sourced dividends, interest and certain other income, and gross proceeds from the sale or other disposition of U.S. stocks, debt instruments and certain other assets.

F.	Bank Holding Company Status

1.	Is the Subscriber a “BHC Partner” (as defined in the Limited Partnership Agreement)?

☐ Yes         ☑ No

G.	Securities Laws Representations

The questions in this Section G are to be completed by each Subscriber. Natural persons must complete questions 1 and 2, but may skip the remainder of this Section G. Subscribers who are not U.S. Persons may skip questions 1 and 2, but must complete the remainder of this Section G.

1.

The Subscriber represents and warrants that the Subscriber is an “accredited Subscriber” within the meaning of Rule 501 of Regulation D under the Securities Act, and has checked each and every box or boxes below which is next to the category or categories under which the Subscriber qualifies as an accredited Subscriber:

FOR INDIVIDUALS:

☐ (A)

A natural person with individual net worth (or joint net worth with spouse or a spousal equivalent27) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property but excluding the value of the primary residence of such natural person (and including property owned by a spouse of spousal equivalent, other than the primary residence of spouse or spousal equivalent), over total liabilities. (For this purpose, the amount of any mortgage or other indebtedness secured by an Subscriber’s primary residence should not be included as a “liability,” except to the extent (i) the fair market value of the residence is less than the amount of such mortgage or other indebtedness, or (ii) such indebtedness existing on the date of the acceptance of the Subscriber’s subscription for Interests exceeds the indebtedness that existed 60 days preceding such date and such indebtedness was not as a result of the acquisition of the Subscriber’s primary residence.)

☐ (B)

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐ (C)

A natural person who holds in good standing one or more of the following professional certifications: General Securities Representative license (Series 7), Private Securities Offerings Representative license (Series 82), or Investment Adviser Representative license (Series 65).

☐ (D)	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, whose prospective investment in the Partnership is directed by that person’s Qualified Family Office (as defined below).

[27]	“Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

☐ (E)	A “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under Investment Company Act, of the Partnership.

FOR ENTITIES:

☒ (A)

An entity, including a grantor trust, in which all of the equity owners are accredited Subscribers (for this purpose, a beneficiary of a revocable trust is not an equity owner, but the grantor of such trust would be an equity owner. It is permissible to look through various forms of equity ownership to natural persons. Those natural persons and all other equity owners of the entity seeking accredited Subscriber status must be accredited Subscribers).

☐ (B)

A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

☐ (C)	An insurance company as defined in Section 2(a)(13) of the Securities Act.

☐ (D)	A broker-dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended.

☐ (E)	An investment company registered under Investment Company Act.

☐ (F)	A business development company as defined in Section 2(a)(48) of Investment Company Act.

☐ (G)	A small business investment company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐ (H)	A private business development company as defined in Section 202(a)(22) of the Advisers Act.

☐ (I)

A corporation, an organization described in Section 501(c)(3) of the Code, a Massachusetts or similar business trust, a partnership or a limited liability company, in each case not formed for the specific purpose of acquiring Interests, with total assets in excess of $5 million.

☐ (J)

A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Interests, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Interests.

☐ (K)

An employee benefit plan within the meaning ERISA if the decision to invest in the Interests is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited Subscribers.

☐ (L)

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐ (M)

A “family office” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, (a) with assets under management in excess of $5,000,000, (b) that was not formed for the specific purpose of acquiring equity interests in the Partnership, and (c) whose prospective investment in the Partnership is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of an investment in the Partnership (such a family office, a “Qualified Family Office”).

☐ (N)	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, whose prospective investment in the Partnership is directed by its Qualified Family Office.

☐ (O)

An entity of a type not listed above that (i) was not formed for the specific purpose of acquiring equity interests in the Partnership and (ii) that owns investments (as defined in Annex A) in excess of $5,000,000.

2.

The Subscriber represents and warrants that the Subscriber is a “qualified purchaser” within the meaning of Section 2(a)(51) of Investment Company Act and has checked the box or boxes below which are next to the category or categories under which the Subscriber qualifies as a “qualified purchaser.” In order to complete the following information, Subscribers must read Annex A to this Subscriber Eligibility Questionnaire for the definition of “investments” and for information regarding the “valuation of investments,” respectively. The Subscriber agrees to provide such further information and execute and deliver such documents as the Partnership may request to verify that the Subscriber qualifies as a “qualified purchaser.”

FOR INDIVIDUALS:

☐ (i)

A natural person (including any person who holds a joint, community property or other similar shared ownership interest in the Partnership with that person’s qualified purchaser spouse) who owns not less than $5 million in “investments.”

FOR ENTITIES:

☐ (ii)	A person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25 million in “investments.”

☐ (iii)

A company, partnership or trust that owns not less than $5 million in “investments” and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons (a “Family Company”).

☐ (iv)

A trust that is not covered by (iii) above as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (i), (ii) or (iii) above.

☐ (v)	A company, partnership or trust, each beneficial owner of the securities of which is a “qualified purchaser.”

3.

Are shareholders, partners or other holders of equity or beneficial interests in the Subscriber able to decide individually whether to participate, or the extent of their participation, in the Subscriber’s investment in the Partnership (i.e., can shareholders, partners or other holders of equity or beneficial interests in the Subscriber determine whether their capital will form part of the capital invested by the Subscriber in the Partnership)?

☐ Yes         ☑ No

If the answer to the above question is “Yes,” please contact the General Partner.

4.

Does the amount of the Subscriber’s subscription for Interests in the Partnership exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Subscriber or, if the Subscriber is a private investment fund with binding, unconditional commitments from the Subscriber’s shareholders, partners, members or other beneficial owners, more than 40% of such commitments?

☐ Yes         ☑ No

If the answer to the above question is “Yes,” please contact the General Partner.

5.a.	Is the Subscriber a private investment company which is not registered under Investment Company Act in reliance on:

Section 3(c)(1) thereof?                  ☐ Yes         ☑ No

Section 3(c)(7) thereof?                  ☐ Yes         ☑ No

5.b.	If question 5.a. was answered “Yes,” please indicate whether or not the Subscriber was formed on or before April 30, 1996.

☐ Yes         ☐ No

5.c.

If question 5.b. was answered “Yes,” please indicate whether or not the Subscriber has obtained the consent of its direct and indirect beneficial owners to be treated as a “qualified purchaser” as provided in Section 2(a)(51)(C) of Investment Company Act and the rules and regulations thereunder.

☐ Yes         ☐ No

If question 5.c. was answered “No,” please contact the General Partner.

5.d.	Is the Subscriber an “investment company” registered or required to be registered under Investment Company Act?

☐ Yes         ☑ No

6.	Is the Subscriber a “business development company,” as defined in Section 202(a)(22) of the Advisers Act?

☐ Yes         ☑ No

ANNEX A TO SCHEDULE 6

DEFINITION OF “INVESTMENTS”

The following is designed to assist Subscribers in determining which of their assets are “Investments” and how to value those assets appropriately. Although Investments include most of what are ordinarily considered “investments” or “securities” (but excludes assets such as jewelry, artwork, antiques and other similar collectibles), issues may arise as to whether a particular holding falls within the definition. The following is intended only as a summary and is subject to and qualified by the applicable definitions under the Investment Company Act. The following is not legal advice and investors are encouraged to consult their legal and/or tax advisors for guidance on these issues.

i.	Types of Investments. The term “Investments” includes the investments described below. See the accompanying footnotes for more complete definitions.

1)

Cash and cash equivalents (including foreign currency) held for investment purposes, including bank deposits, certificates of deposit, bankers’ acceptances, and the net cash surrender value of an insurance policy.

2)	Securities such as:

a.	shares of (and other interests in) mutual funds, closed-end funds, hedge funds, and commodity pools;

b.

securities, including common stock, preferred stock and other equity instruments as well as bonds, notes, debentures and other debt obligations, of any public company (including companies listed on certain foreign exchanges);

c.

securities, including common stock, preferred stock and other equity instruments as well as bonds, notes, debentures and other debt obligations, of any private company with at least $50 million in shareholders’ equity;

d.

securities, including common stock, preferred stock and other equity instruments as well as bonds, notes, debentures and other debt obligations, of any private company with less than $50 million in shareholders’ equity provided the Subscriber does not control or exercise control, alone or with others, over the private company. (A director or executive officer of a company or the holder of more than 10% of a company’s voting stock will generally be deemed to control the company);

e.	interests in family-owned or closely-held businesses controlled by the Subscriber if they fall in one of categories (i)-(iii) above; and

f.	bonds, notes and similar debt obligations issued by federal, state and local governments and agencies.

3)

Real estate held for investment purposes (which does not include a place of business used by the Subscriber or the Subscriber’s family, or a personal residence used by the Subscriber or the Subscriber’s family unless the residence is treated as an investment for tax purposes).

4)	Commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of a major commodities exchange held for investment purposes.

5)	Physical commodities such as gold or silver with respect to which a commodity interest is traded on or subject to the rules of a major commodities exchange[28] held for investment purposes.

6)	Financial contracts[29] entered into for investment purposes, e.g. swaps and similar contracts.

7)	With respect to a commodity pool or other privately offered pooled investment vehicle, the unfunded capital commitments of its investors.[30]

ii.

Valuation. An Investment should be valued at its fair market value as of the most recent practicable date or its cost, provided that commodity interests should be valued at the initial margin or option premium deposited in connection with such interests.

[28]

Any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder or any board of trade or exchange outside the United States, as contemplated by the Commodity Exchange Act.

[29]	As defined in Section 3(c)(2)(B)(ii) of the Investment Company Act.
[30]

A Subscriber which is either (i) a company excluded from the definition of an investment company under Section 3(c)(7) of the Investment Company Act, (ii) a company that would be an investment company but for the exclusion provided by Section 3(c)(1) of the Investment Company Act, (iii) an employees’ securities company as defined in Section 2(a)(13) of the Investment Company Act, or (iv) a commodity pool, may treat as Investments of Qualified Purchasers any amounts payable to the Subscriber pursuant to a binding commitment in which a person has agreed to acquire an interest in, or make capital contributions to the Subscriber upon the demand of the Subscriber.

Signing page

IN WITNESS WHEREOF, the undersigned has executed and delivered this Deed on behalf of the Subscriber in favour of A3V GP Co, in its capacity as general partner of A3 Ventures Fund 1 L.P. on the date set forth below.

DATED: February 28, 2024

SUBSCRIBER:

EXECUTED AND DELIVERED AS A

DEED on behalf of AvePoint

Ventures, LLC, a limited liability

company organized in the

Commonwealth of Virginia, USA, by:

 /s/ Brian M. Brown

Brian M. Brown

being a person who, in accordance

with the laws of that territory, is acting

under the authority of the company.

) ) ) ) ) ) )	By executing this Deed the signatory warrants that the signatory is duly authorised to execute this Deed on behalf of AvePoint Ventures, LLC

IN WITNESS WHEREOF, the General Partner, hereby accepts the foregoing subscription by the Subscriber for the Commitment amount set forth on page 1 of this Deed and subject to the Limited Partnership Agreement admits the Subscriber to the Fund as a Limited Partner.

DATED: February 28, 2024

GENERAL PARTNER:

EXECUTED AND DELIVERED AS A DEED by A3V GP Co in its capacity as general partner of the A3 Ventures Fund 1 L.P.: /s/ Rami de Marchi Name: Rami de Marchi	) ) ) ) ) ) ) ) ) ) ) ) )